Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

LANDMARK APARTMENT TRUST OF AMERICA, INC.

FIRST: Landmark Apartment Trust of America, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions and Exhibits A and B are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation is Landmark Apartment Trust of America, Inc. (the “Corporation”).

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under Sections 856 through 860, or any successor sections, of the Internal Revenue Code of 1986, as amended (the “Code”)), for which corporations may be organized under the MGCL and the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name and address of the resident agent for service of process of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation. The address of the Corporation’s principal office in the State of Maryland is 351 West Camden Street, Baltimore, Maryland 21201. The Corporation may have such other offices and places of business within or outside the State of Maryland as the board may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Capital Stock. All classes or series of stock of the Corporation, including Common Stock and Preferred Stock.

Charter. The charter of the Corporation.

Code. The term shall have the meaning as provided in Article II herein.

Common Stock. The term shall have the meaning as provided in Section 5.1 herein.

Corporation. The term shall have the meaning as provided in Article I herein.

MGCL. The Maryland General Corporation Law, as in effect from time to time.

Person. An individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit (as defined in Article VI) applies.

Preferred Stock. The term shall have the meaning as provided in Section 5.1 herein.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined in Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

ARTICLE V

STOCK

SECTION 5.1. Authorized Shares. The Corporation has authority to issue 350,000,000 shares of Capital Stock, consisting of 300,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”). The aggregate par value of all authorized shares of Capital Stock having par value is $3,500,000. If shares of Capital Stock of one class are classified or reclassified into shares of Capital Stock of another class pursuant to this Article V, the number of authorized shares of Capital Stock of the former class shall be automatically decreased and the number of shares of Capital Stock of the latter class shall be automatically increased, in each case by the number of shares of Capital Stock so classified or reclassified, so that the aggregate number of shares of Capital Stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of Capital Stock set forth in the first sentence of this paragraph. The board of directors, with the approval of a majority of the directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of Capital Stock or the number of shares of Capital Stock of any class or series that the Corporation has authority to issue.

SECTION 5.2. Common Stock. (a) Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The board of directors may classify or reclassify any unissued shares of Common Stock from time to time into one or more classes or series of Capital Stock.

(b) In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the shares of Common Stock shall be determined in accordance with applicable law. Each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of such aggregate assets available for distribution as the number of shares of outstanding Common Stock held by such holder bears to the total number of outstanding shares of Common Stock then outstanding.

(c) Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Stock, the holders of the shares of Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders.

SECTION 5.3. Preferred Stock. The board of directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more series of Capital Stock.

SECTION 5.4. Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series, the board of directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Capital Stock; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Capital Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Capital Stock set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the board of directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Capital Stock is clearly and expressly set forth in the articles supplementary or other charter document.

SECTION 5.5. Charter and Bylaws. The rights of all stockholders and the terms of all Capital Stock are subject to the provisions of the Charter and the bylaws of the Corporation.

SECTION 5.6. No Preemptive Rights. No holder of shares of Capital Stock of any class shall have any preemptive right to subscribe for or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the board of directors may, in authorizing the issuance of shares of Capital Stock of any class, confer any preemptive right that the board of directors may deem advisable in connection with such issuance.

SECTION 5.7. Distributions. The board of directors may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other property, including in shares of one class of the Corporation’s stock payable to holders of shares of another class of stock of the Corporation, as the board of directors in its discretion shall determine. The board of directors shall endeavor to authorize, and the Corporation may pay, such dividends and other distributions as shall be necessary for the Corporation to qualify as a REIT under the Code unless the board of directors has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Corporation; provided, however, stockholders shall have no right to any dividend or other distribution unless and until authorized by the board of directors and declared by the Corporation.

SECTION 5.8. Series A Preferred Stock. 5,000,000 shares of Preferred Stock are classified and designated as shares of 9.75% Series A Cumulative Non-Convertible Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Exhibit A hereto.

SECTION 5.9. Series B Preferred Stock. 1,000,000 shares of Preferred Stock are classified and designated as shares of 9.75% Series B Cumulative Non-Convertible Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth on Exhibit B hereto.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

SECTION 6.1. Definitions. For the purpose of this Article VI, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. 9.9% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the board of directors in accordance with Section 6.2.8.

Beneficial Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Owning” and “Beneficially Owned” shall have the correlative meanings.

Business Day. Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Charitable Beneficiary. One or more beneficiaries of the Trust as determined pursuant to Section 6.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. 9.9% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the board of directors in accordance with Section 6.2.8.

Constructive Ownership. Ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Owning” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. A stockholder of the Corporation for whom an Excepted Holder Limit is created by the board of directors pursuant to Section 6.2.7.

Excepted Holder Limit. The percentage limit established by the board of directors pursuant to Section 6.2.7 provided that the affected Excepted Holder agrees to comply with the requirements established by the board of directors pursuant to Section 6.2.7, and subject to adjustment pursuant to Section 6.2.8.

Market Price. With respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the board of directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the board of directors.

Prohibited Owner. With respect to any purported Transfer, any Person who, but for this Article VI, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 6.2.1 and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The first day on which the Corporation determines pursuant to Section 7.8 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Transfer. Any issuance, sale, transfer, gift, assignment, devise or other disposition as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Capital Stock or the right to vote or receive dividends on Capital Stock, or any agreement to take any such actions or cause any such events, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. Any trust provided for in Section 6.3.1.

Trustee. The Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

SECTION 6.2. Capital Stock.

SECTION 6.2.1. Ownership Limitations. Prior to the Restriction Termination Date, but subject to Section 6.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; provided, however, that the board of directors may waive this Section 6.2.1(a)(iii) if, in the opinion of the board of directors, such Transfer would not adversely affect the Corporation’s ability to qualify as a REIT.

(b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii),

(i) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.3, effective as of the close of business on the Business Day prior to the date of such Transfer and such Person shall acquire no rights in such shares; provided, however,

(ii) if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.2.1(a)(i) or Section 6.2.1(a)(ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 6.2.1(a)(i) or Section 6.2.1(a)(ii) shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock.

(c) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 6.2.1(a), a violation of any provision of this Article VI would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VI.

SECTION 6.2.2. Remedies for Breach. If the board of directors or its designee (including any duly authorized committee of the board) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 6.2.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 6.2.1(a) (whether or not such violation is intended), the board of directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.2.1(a) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of directors or its designee.

SECTION 6.2.3. Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 6.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 6.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

SECTION 6.2.4. Owners Required to Provide Information. Prior to the Restriction Termination Date:

(a) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit.

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

SECTION 6.2.5. Remedies Not Limited. Subject to Section 7.3, nothing contained in this Section 6.2 shall limit the authority of the board of directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.

SECTION 6.2.6. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.2, Section 6.3 or any definition contained in Section 6.1, the board of directors shall have the power to determine the application of the provisions of this Section 6.2 or Section 6.3 with respect to any situation based on the facts known to it. In the event Section 6.2 or Section 6.3 requires an action by the board of directors and the Charter fails to provide specific guidance with respect to such action, the board of directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 6.1, 6.2 or 6.3. Absent a decision to the contrary by the board of directors (which the board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.2.2) acquired Beneficial or Constructive Ownership of shares of Capital Stock in violation of Section 6.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

SECTION 6.2.7. Exceptions.

(a) Subject to Section 6.2.1(a)(ii), the board of directors, in its sole discretion, may exempt a Person (prospectively or retroactively) from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no Person’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 6.2.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the board of directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the board of directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.2.1 through 6.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 6.2.1(b) and Section 6.3.

(b) Prior to granting any exception pursuant to Section 6.2.7(a), the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case, in form and substance satisfactory to the board of directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 6.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The board of directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder, No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

SECTION 6.2.8. Increase or Decrease in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The board of directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock. Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in shares of Capital Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of shares of Capital Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of shares of Capital Stock in excess of such percentage ownership of shares of Capital Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding shares of Capital Stock.

SECTION 6.2.9. Legend. Any certificate representing shares of Capital Stock shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (a) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% (in value or number of shares) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (b) no person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of

9.9% of the value of the total outstanding shares of Capital Stock, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit for such Excepted Holder shall be applicable); (c) no person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(11) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (d) other than as provided in the Corporation’s charter, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being Beneficially Owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (a), (b) or (c) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (a), (b) or (c) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

SECTION 6.3. Transfer of Capital Stock in Trust.

SECTION 6.3.1. Ownership in Trust. Upon any purported Transfer or other event described in Section 6.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 6.2.1(b), The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.3.6.

SECTION 6.3.2. Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee and shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

SECTION 6.3.3. Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority with respect to the shares held in the Trust (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

SECTION 6.3.4. Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 6.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.3.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (b) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.3.4, such excess shall be paid to the Trustee upon demand.

SECTION 6.3.5. Purchase Right In Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid by the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.3.3. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 6.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

SECTION 6.3.6. Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 6.2.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

SECTION 6.4. Settlement. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

SECTION 6.5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

SECTION 6.6. Non-Waiver. No delay or failure on the part of the Corporation or the board of directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the board of directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

SECTION 7.1. Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the board of directors. The number of directors of the Corporation shall be nine (9), which number may be increased or decreased from time to time pursuant to the bylaws but shall never be less than the minimum number required by the MGCL. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term, except as may otherwise be provided in the terms of any Preferred Stock issued by the Corporation. The names of the directors who shall serve on the board until the next annual meeting of the stockholders and until their successors are duly elected and qualify, are:

Joseph G. Lubeck

Stanley J. Olander, Jr.

Andrea R. Biller

Glenn W. Bunting, Jr.

Robert A.S. Douglas

Ronald D. Gaither

Robert A. Gary, IV

Edward Kobel

Michael Salkind

Any vacancy, whether resulting from an increase in the number of directors or otherwise, on the board of directors may be filled in the manner provided in the bylaws.

The Corporation elects that, except as may be provided by the board of directors in setting the terms of any Preferred Stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

SECTION 7.2. Rights of Objecting Stockholders. Holders of shares of Capital Stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the board, upon the-affirmative vote of a majority of the entire board, shall determine that such rights shall apply, with respect to all or any classes or series of Capital Stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which holders of such shares of Capital Stock would otherwise be entitled to exercise such rights.

SECTION 7.3. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the board of directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The board of directors also may determine that compliance with any restriction or limitation on ownership and transfers of Capital Stock set forth in Article VI is no longer required for REIT qualification.

SECTION 7.4. Determinations by the Board. The determination as to any of the following matters, made by or pursuant to the direction of the board of directors consistent with the Charter shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its Capital Stock: (a) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its Capital Stock or the payment of other distributions on its Capital Stock; (b) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of shares of Capital Stock; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any shares of Capital Stock; (f) the number of shares of class of Capital Stock; (g) any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or (h) any other matter relating to the business and affairs of the Corporation or required by the Charter or bylaws or otherwise to be determined by the board of directors.

SECTION 7.5. Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire board of directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

SECTION 7.6. Authorization by Board of Stock Issuance. The board of directors may authorize the issuance from time to time of shares of Capital Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of Capital Stock of any class or series, whether now or hereafter authorized, for such consideration as the board of directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any as may be set forth in the Charter or bylaws.

ARTICLE VIII

EXTRAORDINARY ACTIONS

Except as specifically provided in Section 7.5 (relating to removal of directors) and in the last sentence of Article X, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

ARTICLE IX

LIABILITY LIMITATION, INDEMNIFICATION AND

TRANSACTIONS WITH THE CORPORATION

SECTION 9.1. Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of his being a stockholder.

SECTION 9.2. Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 9.2, nor the adoption or amendment of any other provision of the Charter or bylaws inconsistent with this Section 9.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 9.3. Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the board of directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

SECTION 9.4. Express Exculpatory Clauses in Instruments. Neither the stockholders nor the directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being stockholders, directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any stockholder, director, officer, employee or agent liable thereunder to any third party, nor shall the directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE X

AMENDMENT

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any outstanding shares of Capital Stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in the next sentence and except for those amendments permitted to be made without stockholder approval by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the board of directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 7.5 or to this sentence of the Charter shall be valid only if declared advisable by the board of directors and approved by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter.

THIRD: The amendment and restatement of the charter as hereinabove set forth have been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

SEVENTH: The Corporation has elected to be subject to Sections 3-804(a) and 3-805 of the Maryland General Corporation Law (the “MGCL”). The repeal of the Corporation’s election to be subject to Section 3-804(a) and/or Section 3-805 of the MGCL may be effected only by a resolution adopted by the board of directors.

EIGHTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Assistant Secretary on this 17th day of June, 2013.

ATTEST:	LANDMARK APARTMENT TRUST OF AMERICA, INC.

/s/ Gus G. Remppies	/s/ Stanley J. Olander	(SEAL)
Name: Gus G. Remppies Title: Assistant Secretary	Name: Stanley J. Olander Title: CEO

EXHIBIT A

SERIES A PREFERRED STOCK

Under a power contained in Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) by duly adopted resolutions classified and designated 5,000,000 shares of authorized but unissued preferred stock, par value $0.01 per share (the “Preferred Stock”), as shares of 9.75% Series A Cumulative Non-Convertible Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth below:

9.75% Series A Cumulative Non-Convertible Preferred Stock

Section 1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Affiliate” shall mean, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

“Andros Transaction” shall mean the transactions contemplated by Section 1.5(b) of the Master Contribution Agreement (relating to the Andros Cash Payment Obligation (as defined therein)).

“Book Value Per Share” means $4.30.

“Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Equity, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“Change of Control” shall mean the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), other than pursuant to a Qualified Contribution Transaction, of more than 50% of the voting rights or equity interests in the Corporation; (ii) a replacement of more than 50% of the members of the Board of Directors that is not approved by those individuals who are members of the Board of Directors on the Original Issue Date (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or a sale of 50% or more of the assets of the Corporation in one or a series of related transactions, unless (a) following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable, or (b) the merger or consolidation is pursuant to a Qualified Contribution Transaction; (iv) a recapitalization, reorganization or other transaction involving the Corporation (excluding any bona fide underwritten public offering of Capital Stock) that constitutes or could result in a transfer of more than 50% of the voting rights in the Corporation, other than pursuant to a Qualified Contribution Transaction; or (v) the execution by the Corporation or its controlling stockholders of an agreement providing for or that will result in any of the foregoing events.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Original Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Common Stock” shall mean the common stock, $0.01 par value per share, of the Corporation.

“Component Entity” means any Person controlled by the Corporation and in which the Corporation holds any direct or indirect Equity Interest.

“Corporation” shall have the meaning set forth in Article I of the Charter. For avoidance of doubt, references herein to the Corporation shall exclude any Component Entity except as expressly provided otherwise.

“DeBartolo” shall mean DK Landmark, LLC, a Florida limited liability company.

“Dividend Deferral Period” shall mean the period commencing on the Original Issue Date and continuing through and including the date that is three months thereafter, subject to extension as provided below and subject to termination prior to the expiration of such initial or extended period at the option of the Corporation. The Corporation shall be entitled to extend the Dividend Deferral Period beyond such initial three-month period on one occasion only for an additional three-month period, upon notice given not earlier than ten (10) days prior to nor later than ten (10) days after the expiration of such initial period to the holder (or holders) of the shares of Series A Preferred Stock then outstanding, provided that, as of the expiration of such initial period, (i) the Corporation shall have complied at all times with its obligations under Section 5.4 (Lender Consents) of the Securities Purchase Agreement, (ii) the Adjusted Full Contribution Date (as defined in the Securities Purchase Agreement with respect to OPTrust) shall not have occurred and (iii) the corresponding deferral period with respect to each other class or series of Parity Stock of which any shares are then outstanding is concurrently extended by the Corporation pursuant to the corresponding terms thereof.

“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the last day of the calendar month preceding the calendar month in which such Dividend Payment Date falls.

“Dividend Payment Date” shall mean the 15th day of each calendar month commencing with the first such date following the end of the calendar month that includes the last day of the Dividend Deferral Period.

“Dividend Period” shall mean each calendar month (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include August 31, 2012, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 6 or Section 7, which shall end on and include the date on which the shares of Series A Preferred Stock are redeemed).

“Domestically Controlled REIT” shall mean a REIT that is a “domestically controlled qualified investment entity” meeting the ownership requirements of Code section 897(h)(4)(B).

“Elco NA” shall mean Elco North America, Inc., a Delaware corporation.

“ELRH” shall mean Elco Landmark Residential Holdings LLC, a Delaware limited liability company.

“Equity Interest” means (i) in the case of a corporation, shares of stock, (ii) in the case of a general or limited partnership, partnership interests, (iii) in the case of a limited liability company, limited liability company interests, (iv) in the case of a trust, beneficial interests therein and (v) in the case of any other Person that is not an individual, the comparable interests therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Property” shall mean any Property owned by the Corporation or any Component Entity as of the Original Issue Date.

“Extension Dividend” shall have the meaning set forth in Section 6(b).

“February Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of February 27, 2013, by and between the Corporation and OPTrust.

“Future Property” shall mean any Property (other than a Planned Contributed Property) acquired by, or contributed to, the Corporation or any Component Entity after the Original Issue Date.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take or pay contract, or to maintain the capital, working capital, solvency, or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person or referred to in a note thereto.

“Indebtedness” means, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Peron is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, and other current liabilities payable in less than one year, in each case incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or rent from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) obligations under leases required to be capitalized in accordance with GAAP, (vii) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement or other derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.

“Initiating Holder” shall have the meaning set forth in Section 6(c).

“IPO” shall mean the consummation of the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of Common Stock registered under the United States Securities Act of 1933, as amended, that occurs after the Original Issue Date and, in conjunction with which, such shares of Common Stock are listed for trading on the NYSE.

“Junior Stock” shall mean, as the case may be, (i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any period unless all dividends required to have been paid or declared and set apart for payment on the Series A Preferred Stock (and any Parity Stock) shall have been so paid or declared and set apart for payment, (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock (and any Parity Stock) shall have received the entire amount to which such Series A Preferred Stock (and any Parity Stock) is entitled upon such liquidation, dissolution or winding up or (iii) the Common Equity and any other class or series of stock of the Corporation ranking junior to the Series A Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Key Person” means each of (i) Joseph G. Lubeck and Stanley J. Olander, and (ii) any person appointed by the Corporation to replace either of them (or appointed to replace any person described in this clause (ii)) following a Key Person Event.

“Key Person Event” shall have the meaning set forth in Section 6(c).

“Key Person Replacement Period” shall have the meaning set forth in Section 6(c).

“Lien” means any security interest, lien, pledge, charge, encumbrance, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment or obligation, relating in any way to credit or the borrowing of money.

“Liquidation Preference” shall mean $10.00 per share of Series A Preferred Stock.

“Mandatory Redemption Date” shall have the meaning set forth in Section 6(b).

“Master Contribution Agreement” shall mean the Master Contribution and Recapitalization Agreement, dated as of the Original Issue Date, by and among the Corporation, the Operating Partnership, ELRH and the other parties thereto, without giving effect to any amendment, modification or waiver thereof.

“Master Contribution Transactions” means the transactions contemplated by the Master Contribution Agreement and the Securities Purchase Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Operating Partnership” shall mean Apartment Trust of America Holdings, L.P.

“Optional Redemption Date” shall have the meaning set forth in Section 6(e).

“Optional Redemption Event” shall have the meaning set forth in Section 6(c).

“Optional Redemption Event Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Period” shall have the meaning set forth in Section 6(e).

“Optional Redemption Right” shall have the meaning set forth in Section 6(c).

“OPTrust” shall mean 2335887 Limited Partnership, an Ontario limited partnership.

“OPTrust Put Right” shall mean the Contribution Put Right (as defined in the Put and ROFR Agreement dated as of the Original Issue Date among OPTrust, Elco NA and Joseph G. Lubeck).

“OPTrust Voting Power” shall have the meaning set forth in Section 8(a)(ii).

“Original Issue Date” shall mean the date on which shares of Series A Preferred Stock are first issued by the Corporation.

“Parity Optional Redemption Exercise” shall have the meaning set forth in Section 6(e).

“Parity Optional Redemption Right” shall have the meaning set forth in Section 6(e).

“Parity Special Redemption Exercise” shall have the meaning set forth in Section 7(g).

“Parity Special Redemption Notice” shall have the meaning set forth in Section 7(g).

“Parity Special Redemption Right” shall have the meaning set forth in Section 7(g).

“Parity Stock” shall mean, as the case may be, (i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Series A Preferred Stock, (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock or (iii) any class or series of stock of the Corporation which is entitled to receive payment upon redemption thereof on a parity with the Series A Preferred Stock. The term “Parity Stock” shall include the Series B Preferred Stock and the Series C Preferred Stock.

“Permitted Additional Unsecured Debt” shall mean any unsecured Indebtedness of the Corporation or any Component Entity, in aggregate amount not to exceed $500,000, first incurred after the Original Issue Date in connection with the Master Contribution Transactions (including, without limitation, any Indebtedness to refinance then existing Indebtedness) that provides for no mandatory payments of principal to be made prior to the redemption of all outstanding shares of Series A Preferred Stock.

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity.

“Planned Contributed Property” shall mean any Property acquired by, or contributed to, the Corporation or any Component Entity after the Original Issue Date in connection with the Master Contribution Transactions, which Property is identified as of the Original Issue Date on the applicable schedule attached to the Securities Purchase Agreement.

“Preferred Distribution Rate” shall mean 9.75% per annum; provided, however, that in the event that the Corporation shall fail to redeem any shares of Series A Preferred Stock on the Mandatory Redemption Date, then from and after such date the “Preferred Distribution Rate” shall be 12.75% per annum.

“Property” shall mean, at any time, any multi-family residential property acquired, owned or leased by the Corporation or any Component Entity at such time, and all of such properties are collectively referred to herein as the “Properties”.

“Qualified Contribution Transaction” means any one or more of the following:

(i) the Master Contribution Transactions; or

(ii) any other contribution, sale, lease or other transfer by any one or more of ELRH and its Affiliates to the Corporation or any Component Entity, directly or indirectly, in a single transaction or in a series of related transactions, whether by property disposition, equity interest disposition, merger, consolidation or otherwise, of one or more of the following: (x) Future Property, or (y) cash, provided that, in the case of this clause (y), the aggregate consideration paid or issued by the Corporation and the Component Entities in respect of such cash does not exceed 15% of the total consideration paid or issued in respect of all cash and Future Property contributed, sold, leased or otherwise transferred pursuant to such Qualified Contribution Transaction; provided, however, that, notwithstanding the foregoing, no transaction shall constitute a Qualified Contribution Transaction under this clause (ii): (A) prior to the Adjusted Full Contribution Date (as defined in the Securities Purchase Agreement with respect to OPTrust); (B) if such transaction is not approved by a majority of the disinterested members of the Board of Directors prior to the consummation of such transaction; (C) if consummation of any such transaction or series of related transactions would contravene any of the provisions of Section 8(c); or (D) if such transaction causes the Corporation (or the surviving entity in the case of a merger or consolidation to which the Corporation is a constituent party and is not the surviving entity) to cease to be a REIT with a class of equity securities registered under Section 12 of the Exchange Act.

“Redemption Date” shall mean a Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, as applicable.

“Redemption Price” shall have the meaning set forth in Section 5(a).

“Regulations” means the Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

“REIT” means any real estate investment trust complying with the requirements of Sections 856 through 860 of the Code and the Regulations related thereto.

“Secured Property Debt” shall mean Indebtedness secured by a Lien on any Property.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of the Original Issue Date, by and among the Corporation, OPTrust, DeBartolo and ELRH, as the same may be amended and in effect from time to time.

“Senior Stock” shall mean, as the case may be, (i) any class or series of stock of the Corporation ranking senior to the Series A Preferred Stock (and any Parity Stock) in respect of the right to receive dividends, (ii) any class or series of stock of the Corporation ranking senior to the Series A Preferred Stock (and any Parity Stock) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation or (iii) any class or series of stock of the Corporation ranking senior to the Series A Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Series A Preferred Stock” shall mean the 9.75% Series A Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

“Series A Preferred Terms” shall have the meaning set forth in Section 8(c)(ii).

“Series B Preferred Stock” shall mean the 9.75% Series B Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

“Series C Preferred Stock” shall mean, as, if and when resolved by the Board of Directors after the Original Issue Date in connection with the Andros Transaction, a series of then authorized but unissued Preferred Stock to be classified and designated as shares of 9.75% Series C Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation, with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption substantially similar to, and in any event not more favorable to the holder or holders thereof, than those of the Series B Preferred Stock.

“Special Redemption Date” shall have the meaning set forth in Section 7(a).

“Special Redemption Notice” shall have the meaning set forth in Section 7(a).

“Special Redemption Proceeds” shall have the meaning set forth in Section 7(a).

“Special Redemption Right” shall have the meaning set forth in Section 7(a).

“Unredeemed Shares” shall mean any shares of Series A Preferred Stock which the Corporation is obligated to redeem on any particular Redemption Date and in respect of which the Corporation has failed to deliver the Redemption Price in full on such Redemption Date.

Section 2. Designation and Number. A series of Preferred Stock, designated the “9.75% Series A Cumulative Non-Convertible Preferred Stock” is hereby established. The number of authorized shares of Series A Preferred Stock shall be 5,000,000.

Section 3. Rank. The Series A Preferred Stock will, with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, rank: (i) senior to all classes or series of Junior Stock; and (ii) on parity with the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of Parity Stock. The Series A Preferred Stock shall not rank junior to any Capital Stock, and there shall be no class or series of Senior Stock.

Section 4. Dividends.

(a) The record holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends calculated at the Preferred Distribution Rate on the Liquidation Preference. Dividends on each outstanding share of Series A Preferred Stock shall accrue and be cumulative from and including the issuance date of such share and shall be payable monthly in arrears on each Dividend Payment Date; provided, however, that if any Dividend Payment Date is not a Business Day, then any accrued dividend which would otherwise have been payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of any dividend payable on the Series A Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Dividends accrued in respect of any Dividend Period that are not paid on the first Dividend Payment Date following the end of such Dividend Period shall be deemed to be in arrears, and such dividends in arrears shall accrue additional cumulative cash dividends at the Preferred Distribution Rate from such Dividend Payment Date until the date on which such dividends in arrears are authorized by the Board of Directors and are declared and paid in full by the Corporation. Dividends in respect of any past Dividend Period that are in arrears may be declared and paid at any time to holders of record on a subsequent Dividend Record Date.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock (including any additional cumulative dividends accrued on dividends in arrears) shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Subject to Section 6(h) and Section 8(c), and except as provided in Section 4(d) below, and except to the extent necessary for the Corporation to maintain its qualification as a REIT under the Code, (x) no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of any class or series of Junior Stock or Parity Stock for any period (other than (i) a dividend paid in shares of any class or series of Junior Stock or (ii) during the Dividend Deferral Period, a dividend (other than an extraordinary dividend) on or with respect to the Common Equity), (y) no shares of any class or series of Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation, and (z) the Corporation shall not pay or make available any monies for a sinking fund for the redemption of shares of any class or series of Junior Stock (except by conversion into or exchange for other shares of any class or series of Junior Stock which rank junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the affairs of the Corporation), in each case, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are declared and (i) paid in cash or (ii) a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other class or series of Parity Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of Parity Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Parity Stock for prior Dividend Periods if such other class or series of Parity Stock does not have a cumulative dividend) bear to each other.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series A Preferred Stock (including any cumulative dividends accrued on dividends in arrears) as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 5. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, before any distribution or payment shall be made to holders of any Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, liquidating distributions in cash in an amount of the Liquidation Preference, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) (including any additional cumulative dividends accrued on dividends in arrears) up to, but not including, the date of payment, plus an amount equal to one percent (1%) of the Liquidation Preference (collectively, the “Redemption Price”).

(b) In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Parity Stock, then the holders of the Series A Preferred Stock and each such other class or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holder as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 6. Redemption.

(a) General. Shares of Series A Preferred Stock shall not be redeemable except as set forth in this Section 6 or in Section 7.

(b) Mandatory Redemption. All of the issued and outstanding shares of Series A Preferred Stock shall be redeemed by the Corporation for cash on the second anniversary of the Original Issue Date; provided, however, that, subject to the provisions of this Section 6(b), upon providing not less than 30 days’ prior written notice to the holders of the Series A Preferred Stock, the Corporation may extend the date on which all (but not less than all) of the then issued and outstanding shares of Series A Preferred Stock shall be redeemed by 18 months (but not less than 18 months); provided further, that: (i) as a condition to any such extension taking effect, on or before the date scheduled for redemption (without giving effect to such extension), the Corporation shall cause full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment; (ii) the Corporation shall only be entitled to exercise the foregoing right to extend the date of redemption of the Series A Preferred Stock by 18 months in accordance with this Section 6(b) twice in total (such that in no event shall the date of redemption be later than the fifth anniversary of the Original Issue Date); (iii) the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series A Preferred Stock unless the date of redemption of each other class or series of Parity Stock of which any shares are then outstanding is concurrently extended by the Corporation pursuant to the corresponding terms thereof; (iv) the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series A Preferred Stock if the OPTrust Put Right shall have become exercisable at any time (whether or not actually exercised or expired); and (v) as a condition to any such extension taking effect, on or before the date scheduled for redemption (without giving effect to such extension) the Corporation shall pay to the holders of all the then issued and outstanding shares of Series A Preferred Stock an amount equal to one percent (1%) of the Liquidation Preference (the “Extension Dividend”) in cash or immediately available funds. In the event that any of the foregoing requirements set forth in this Section 6(b) are not satisfied, the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series A Preferred Stock, and the Corporation shall redeem all of the Series A Preferred Stock on the date on which the Series A Preferred Stock is otherwise required to be redeemed pursuant to this Section 6(b) (without giving effect to any further extension). The date on which the shares of Series A Preferred

Stock are required to be redeemed by the Corporation pursuant to this Section 6(b) is referred to herein as the “Mandatory Redemption Date”. On the Mandatory Redemption Date the Corporation shall redeem all of the issued and outstanding Series A Preferred Stock for cash in an amount per share equal to the Redemption Price calculated as of the Mandatory Redemption Date, and such redemption payment shall be made to the holder on the Mandatory Redemption Date in cash or in immediately available funds. For avoidance of doubt, failure to redeem all of the outstanding Series A Preferred Stock on the Mandatory Redemption Date shall result in an increase of the Preferred Distribution Rate from 9.75% per annum to 12.75% per annum payable in respect of the Unredeemed Shares, and such increased distribution rate shall take effect with respect to the Unredeemed Shares effective from and after the Mandatory Redemption Date until such time as all of the outstanding Series A Preferred Stock have been redeemed and paid for in full pursuant to this Section 6(b). If on the Mandatory Redemption Date fewer than (i) all of the outstanding shares of Series A Preferred Stock and (ii) all shares of other classes or series of Parity Stock required to be redeemed on such date may legally be redeemed, the Corporation shall redeem on the Mandatory Redemption Date such number of shares of Series A Preferred Stock and such number of shares of other classes or series of Parity Stock that may legally be redeemed on such date to the fullest extent permitted by law pro rata (as nearly as may be practicable without creating fractional shares), calculated based on the aggregate Redemption Price payable on the Series A Preferred Stock and the corresponding redemption proceeds payable on such shares of other classes or series of Parity Stock required to be redeemed on such date pursuant to the terms thereof, and the remainder of the shares of Series A Preferred Stock shall be deemed to be “Unredeemed Shares” and shall be redeemed as soon as practicable thereafter. Such Unredeemed Shares shall continue to accrue preferred cumulative dividends in accordance with the terms hereof up to but excluding the date on which the Corporation pays in full to the holders of such Unredeemed Shares in cash or immediately available funds the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends due thereon as of such date.

(c) Optional Redemption. A holder (or holders) of a majority of the issued and outstanding shares of Series A Preferred Stock at such time (collectively, an “Initiating Holder”), at its option, shall have the right (the “Optional Redemption Right”), which right may be exercised by such Initiating Holder delivering to the Corporation an Optional Redemption Notice on or before the date on which the Optional Redemption Period expires, to require the Corporation to redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock upon the occurrence of any of the following events after the Original Issue Date (each, an “Optional Redemption Event”):

(i)	a Change of Control;

(ii)	the redemption by the Corporation of any Junior Stock or Parity Stock except to the extent such redemption is permitted herein;

(iii)	any breach by the Corporation of Section 8(c) not timely waived by the holder (or holders) of a majority of the shares of Series A Preferred Stock in accordance with Section 6(e);

(iv)	in the event that (A) any Key Person becomes incapacitated, deceased or otherwise ceases to be employed by the Corporation for any reason (a “Key Person Event”), and (B) another individual approved by the holder (or holders) of a majority of the shares of Series A Preferred Stock issued and outstanding at that time, such approval not to be unreasonably withheld, conditioned or delayed, is not appointed by the Board of Directors to fill the vacant position resulting from such Key Person Event within a period of six (6) months after the occurrence of such event (the “Key Person Replacement Period”); provided, however, that if a Key Person Event occurs with respect to any one Key Person and, prior to the replacement of such individual in accordance with clause (B) above, a Key Person Event occurs with respect to the other remaining Key Person, then the Key Person Replacement Period with respect to both such individuals shall end no later than the four (4) month anniversary of the first date on which a Key Person Event occurred or existed with respect to both such individuals;

(v)	in the event that the Corporation or any Component Entity defaults on any Secured Property Debt and such default either (A) cannot be cured within 45 days after such default occurs (20 days if the default occurs on any Secured Property Debt relating to more than one Property), or (B) is not actually cured within 45 days after such default occurs (20 days if the default occurs on any Secured Property Debt relating to more than one Property); and

(vi)	in the event that at any time the Corporation fails to qualify as a Domestically Controlled REIT.

(d) Optional Redemption Event Notice. No later than ten (10) days following the occurrence of an Optional Redemption Event, the Corporation shall deliver to the holders of record of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records a notice of occurrence of the Optional Redemption Event (the “Optional Redemption Event Notice”). Such notice shall state: (i) the events constituting the Optional Redemption Event; (ii) the date on which the Optional Redemption Event occurred; (iii) that, as a result of the Optional Redemption Event, the Initiating Holder may exercise the Optional Redemption Right; and (iv) the procedure set forth below which the Initiating Holder must follow in order to validly exercise the Optional Redemption Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the rights of the Initiating Holder to demand the redemption of Series A Preferred Stock in accordance with this Section 6.

(e) Optional Redemption Procedure.

(i)

Exercise. The Optional Redemption Right may be exercised by the Initiating Holder no later than sixty (60) days after the delivery by the Corporation to such holder of an Optional Redemption Event Notice (subject to extension as provided in Section 6(e)(ii)(C), the “Optional Redemption Period”) by delivering to the Corporation a notice in writing (an “Optional Redemption Notice”) stating such holder’s election for the

Corporation to redeem shares of Series A Preferred Stock, specifying the clause in Section 6(c) under which the redemption is being exercised. A breach by the Corporation of Section 8(c) will be deemed waived for purposes of Section 6(c)(iii) if the holder (or holders) of a majority of the shares of Series A Preferred Stock then outstanding explicitly waive in writing such breach prior to delivery of such Optional Redemption Notice. An Optional Redemption Notice may not be withdrawn without the written consent of the Corporation, which consent must be approved by a majority of the members of the Board of Directors (excluding for this purpose each director, if any, who is affiliated (as determined pursuant to the provisions of the Charter) with any holder of the Series A Preferred Stock).

(ii)	Coordination with Parity Stock.

(A)	Promptly, and in any event no later than five (5) days, following any delivery by the Initiating Holder to the Corporation of an Optional Redemption Notice, the Corporation shall deliver to the holders of record of each other class or series of Parity Stock of which any shares are then outstanding a notice of receipt of the Optional Redemption Notice, together with a copy of the Optional Redemption Notice.

(B)	Promptly, and in any event no later than five (5) days, following any exercise by the holder or holders of any other class or series of Parity Stock, pursuant to the terms thereof, of the optional redemption right set forth therein corresponding to the Optional Redemption Right set forth herein (such right a “Parity Optional Redemption Right” and such exercise a “Parity Optional Redemption Exercise”), the Corporation shall deliver to the holders of record of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records a notice of such Parity Optional Redemption Exercise, together with a copy of the exercise notice received by the Corporation relating thereto.

(C)	In the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation, the Optional Redemption Period shall be extended, to the extent necessary, so as to provide for a period of at least ten (10) days following delivery by the Corporation of the notice described in Section 6(e)(ii)(B). For avoidance of doubt, the foregoing provision shall in no event reduce the duration of the Optional Redemption Period.

(iii)

Optional Redemption Date. If, following an Optional Redemption Event, an Initiating Holder exercises the Optional Redemption Right in accordance with this Section 6(e), the date of redemption of the Series A Preferred Stock (the “Optional Redemption Date”) shall be the date that is thirty (30) days after the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation; provided, however, that, in the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation, if the Initiating Holder shall have delivered the Optional Redemption Notice no later than ten (10) days following delivery by the Corporation of the notice described in Section 6(e)(ii)(B) in respect of the earliest such Parity Optional Redemption Exercise, then the Optional Redemption Date shall be accelerated (but not deferred) to be the same as the date of redemption of the Parity Stock to which such Parity Optional Redemption Exercise relates; provided further, that, subject to the foregoing proviso, the Corporation, by written notice to the Initiating Holder, may in its sole discretion elect to accelerate (but not to defer) the Optional Redemption Date to coincide with the redemption date relating to any Parity Optional Redemption Exercise.

(f) Redemption Payment. For each share of Series A Preferred Stock which is to be redeemed pursuant to this Section 6, the Corporation shall be obligated on the applicable Redemption Date therefor or, if such Redemption Date is not a Business Day, on the first Business Day thereafter, to pay to the holder thereof in full (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share of Series A Preferred Stock, to the extent the shares of Series A Preferred Stock are certificated) an amount in cash or immediately available funds equal to the Redemption Price calculated as of such Redemption Date; provided, however, that in the event of a redemption pursuant to Section 6(c) where the Optional Redemption Date occurs prior to the second anniversary of the Original Issue Date (or, if the Mandatory Redemption Date has been extended pursuant to Section 6(b) hereof, then where the Optional Redemption Date occurs prior to such extended date), then notwithstanding such earlier occurrence, the Redemption Price shall be calculated as of the second anniversary of the Original Issue Date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable), as if the Optional Redemption Date occurred on such second anniversary date (or, on such extended date pursuant to Section 6(b) hereof, as applicable). Upon payment in full of the Redemption Price in accordance with this Section 6(f), such shares of Series A Preferred Stock shall be deemed to be no longer issued and outstanding. Any shares of Series A Preferred Stock that are required to be redeemed pursuant to this Section 6 and in respect of which the Corporation fails to satisfy its obligation to pay the Redemption Price in full in accordance with this Section 6(f), shall remain issued and outstanding and be deemed to be Unredeemed Shares. Such Unredeemed Shares shall continue to accrue preferred cumulative dividends in accordance with the terms hereof up to and excluding the date on which the Corporation satisfies its obligation to pay in full the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends due thereon as of such date. For any shares of Series A Preferred Stock which are to be redeemed pursuant to this Section 6 the holder of which fails to timely deliver in writing to the Corporation valid wire transfer instructions and such other information, if any, as may be reasonably necessary for the Corporation to pay the redemption proceeds thereon to such holder, then in the event that (A) on the applicable Redemption Date for such shares the Corporation has set apart in trust all of the funds necessary for the redemption of such shares for the benefit of such holder and (B) irrevocable instructions have been given by the Corporation to the trustee of such trust to pay in full all of the redemption proceeds in respect of such shares, then the Corporation shall be deemed to have satisfied its obligations to pay the Redemption Price of such shares in accordance with this Section 6(f).

(g) Insufficient Redemption Proceeds. In the event that, in connection with any redemption obligation pursuant to this Section 6, on any Redemption Date the Corporation is unable to satisfy in full (i) its obligations with respect to all shares of Series A Preferred Stock required to be redeemed pursuant to this Section 6 on such Redemption Date, and (ii) the corresponding redemption obligations with respect to all shares of other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof, then, in each such case, on such Redemption Date the Corporation shall redeem only such number of shares of Series A Preferred Stock and such number of shares of other classes or series of Parity Stock that legally may be redeemed on such date, to the fullest extent permitted by law, pro rata (as nearly as practical without creating fractional shares), calculated based on all payments of the Redemption Price required to be made by the Corporation on the Series A Preferred Stock to be redeemed on such Redemption Date pursuant to this Section 6 and the corresponding redemption proceeds payable on all shares of other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof. Thereafter, as soon as the Corporation is legally permitted to do so under applicable law, the Corporation shall redeem the Unredeemed Shares and the remaining unredeemed shares of such other classes or series of Parity Stock required to be redeemed, to the fullest extent permitted by law, pro rata (as nearly as practical without creating any fractional shares), calculated as set forth in the immediately preceding sentence, until the Corporation satisfies in full its redemption obligations with respect to all such Unredeemed Shares and such remaining shares of Parity Stock required to be redeemed.

(h) Restrictions Applicable after a Failure to Redeem. Without limitation to the rights of the holders of Series A Preferred Stock under Section 8(c), if and for so long as there are Unredeemed Shares outstanding, and during any period from the applicable Redemption Date of such Unredeemed Shares until the date on which the Corporation satisfies its obligations to pay in full the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends thereon as of such date, the Corporation shall not take any of the following actions unless the corresponding restriction is waived by the holder (or holders) of a majority of the then outstanding Unredeemed Shares:

(i)	declare or pay distributions on Junior Stock (except to the extent necessary for the Corporation to maintain its qualification as a REIT under the Code) or on Parity Stock;

(ii)	redeem any outstanding Junior Stock;

(iii)	redeem any outstanding Parity Stock, except as set forth in the last sentence of Section 6(g);

(iv)	effect any Qualified Contribution Transaction; or

(v)	acquire any real property asset or assets except (A) in connection with a then existing buy-sell arrangement, so long as the buy-sell arrangement was triggered by a party other than the Corporation or (B) to satisfy then existing contractual obligations of the Corporation.

(i) All shares of the Series A Preferred Stock redeemed pursuant to this Section 6 or otherwise repurchased or acquired by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class, and, except as provided in the last sentence of Section 6(f), all rights of the holders of such shares hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(j) Subject to the restrictions set forth in Section 4(c) and Section 6(h), and subject to the Corporation’s compliance with the applicable provisions of this Section 6, the Corporation shall be permitted to redeem any outstanding Parity Stock pursuant to a Parity Optional Redemption Right.

Section 7. Special Redemption by the Corporation.

(a) The Corporation shall have the right (“Special Redemption Right”), at any time, upon written notice (the “Special Redemption Notice”) to the holders of record of shares of the Series A Preferred Stock (at their respective addresses as they appear on the share transfer records of the Corporation) not less than 30 days prior to a date (which date (i) may be contingent upon certain events as specified in Section 7(f) and (ii) shall be the same as the redemption date for each class or series of Parity Stock, if any, of which shares are then outstanding and are to be redeemed pursuant to any Parity Special Redemption Right) specified in such Special Redemption Notice (the “Special Redemption Date”), to redeem all (but not less than all) of the shares of the Series A Preferred Stock then outstanding for cash in an amount per share equal to the Redemption Price calculated as of the Special Redemption Date; provided, however, that in the event that the Special Redemption Date occurs prior to the second anniversary of the Original Issue Date (or, if the Mandatory Redemption Date has been extended pursuant to Section 6(b) hereof, then where the Special Redemption Date occurs prior to such extended date), then notwithstanding such earlier occurrence, the Redemption Price shall be calculated as of the second anniversary of the Original Issue Date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable), as if the Special Redemption Date occurred on such second anniversary date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable) (“Special Redemption Proceeds”); provided further, that, as a condition to the redemption of the shares of Series A Preferred Stock pursuant to this Section 7, on or before the Special Redemption Date, the Corporation shall cause, with respect to each class or series of Parity Stock of which any shares are then outstanding and are not to be redeemed on such date, full cumulative dividends on all such shares for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment. The Special Redemption Proceeds shall be paid in full to the holders of Series A Preferred Stock in cash or in immediately available funds on the Special Redemption Date. No inadvertent failure to give the Special Redemption Notice or any defect thereto shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock.

(b) In addition to any information required by law, the Special Redemption Notice shall state: (i) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Redemption Right; (ii) the amount of the Special Redemption Proceeds, including the calculation thereof; (iii) the place or places where the certificates representing shares of Series A Preferred Stock to be redeemed, to the extent the shares of Series A Preferred Stock are certificated, are to be surrendered (if so required in the Special Redemption Notice) for payment of the Special Redemption Proceeds; and (iv) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the Special Redemption Date.

(c) Notwithstanding anything to the contrary contained herein, no shares of Series A Preferred Stock (and no shares of other classes or series of Parity Stock required to be redeemed on the Special Redemption Date pursuant to the terms thereof) shall be redeemed pursuant to the Special Redemption Right (and, in the case of shares of other classes or series of Parity Stock required to be redeemed on the Special Redemption Date, pursuant to the terms thereof) unless all of the Special Redemption Proceeds are paid in full with respect to all of the shares of Series A Preferred Stock to be redeemed on the Special Redemption Date (and the redemption proceeds due on all shares of such other classes or series of Parity Stock required to be redeemed on the Special Redemption Date pursuant to the terms thereof are paid in full), including full cumulative dividends payable on all such shares shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Dividend Periods and for the then current Dividend Period up to and excluding the Special Redemption Date.

(d) If the Corporation shall so require and the notice shall so state, on or after the Special Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed shall present and surrender the certificates representing such holder’s shares of Series A Preferred Stock, to the extent such shares are certificated, to the Corporation at the place designated in the Special Redemption Notice and thereupon the Special Redemption Proceeds of such shares (including all accrued and unpaid dividends to, but not including, the Special Redemption Date) shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series A Preferred Stock as the owner thereof and each surrendered certificate shall be cancelled.

(e) For any shares of Series A Preferred Stock which are to be redeemed pursuant to this Section 7 the holder of which fails to timely deliver in writing to the Corporation valid wire transfer instructions and such other information, if any, as may be reasonably necessary for the Corporation to pay the redemption proceeds thereon to such holder, then in the event that (A) on the applicable Redemption Date for such shares the Corporation has set apart in trust all of the funds necessary for the redemption of such shares for the benefit of such holder and (B) irrevocable instructions have been given by the Corporation to the trustee of such trust to pay in full all of the redemption proceeds in respect of such shares, then the Corporation shall be deemed to have satisfied its obligations to pay the Redemption Price of such shares in accordance with this Section 7.

(f) The Corporation shall be obligated to exercise the Special Redemption Right to the extent necessary to cause the redemption on or prior to the IPO of all (but not less than all) of the shares of the Series A Preferred Stock then outstanding. In connection with any contemplated IPO, the Corporation shall have the right to make the effectiveness of its Special Redemption Notice contingent upon the consummation of the IPO, in which event the Special Redemption Date shall be the date that the IPO is consummated, if at all. Neither the foregoing obligation of the Corporation to exercise the Special Redemption Right nor any exercise of the Special Redemption Right shall alter or affect the Corporation’s right to abandon any contemplated IPO, and any such conditional exercise shall be null and void upon such abandonment. If the IPO shall not have been consummated within ninety (90) days after delivery of the conditional Special Redemption Notice relating thereto, such conditional Special Redemption Notice shall thereupon be null and void; provided, however, that nothing herein shall relieve the Corporation from its obligation to again exercise the Special Redemption Right pursuant to the first sentence of this Section 7(f).

(g) If, pursuant to the terms of any other class or series of Parity Stock, the Corporation exercises the special redemption right set forth therein corresponding to the Special Redemption Right set forth herein (such right a “Parity Special Redemption Right” and such exercise a “Parity Special Redemption Exercise”), and the Corporation shall not have exercised the Special Redemption Right herein, then substantially concurrently with such Parity Special Redemption Exercise, the Corporation shall deliver to the holders of record of Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records a notice of such Parity Special Redemption Exercise. Such notice (a “Parity Special Redemption Notice”) shall: (i) state the fact of such Parity Special Redemption Exercise; (ii) include a copy of the exercise notice relating to such Parity Special Redemption Exercise; (iii) include substantially the same information that would be required to be included in a Special Redemption Notice hereunder; (iv) state that, as a result of such Parity Special Redemption Exercise, the Initiating Holder may demand that the Corporation exercise the Special Redemption Right herein; and (v) state the procedure set forth below which the Initiating Holder must follow in order to validly make such demand. No failure to give any Parity Special Redemption Notice or any defect thereto or in the mailing thereof shall affect the rights of the Initiating Holder to demand the redemption of Series A Preferred Stock in accordance with this Section 7(g). The Corporation shall be obligated to exercise the Special Redemption Right if the Initiating Holder, not later than fifteen (15) days following delivery by the Corporation of a Parity Special Redemption Notice, delivers written notice to the Corporation demanding such exercise. Upon delivery of such demand notice by the Initiating Holder, (I) the Corporation shall be deemed for all purposes to have exercised the Special Redemption Right concurrently with such Parity Special Redemption Exercise, notwithstanding any failure of the Corporation to deliver the Special Redemption Notice, and (II) the Corporation shall be deemed to have satisfied its obligation to deliver the Special Redemption Notice by its delivery of the Parity Special Redemption Notice. If the Initiating Holder elects not to demand such exercise by the Corporation, then, as a condition to the redemption of the shares of any class or series of Parity Stock pursuant to any such Parity Special Redemption Exercise, on or before the redemption date therefor, the Corporation shall cause full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment.

(h) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 7 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class, and, except as provided in Section 7(e), all rights of the holders of such shares hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(i) Subject to the restrictions set forth in Section 4(c) and Section 6(h), and subject to the Corporation’s compliance with the applicable provisions of this Section 7, the Corporation shall be permitted to redeem any outstanding Parity Stock pursuant to a Parity Special Redemption Right.

Section 8. Voting Rights.

(a) Voting with Common Stock.

(i)	General. Except as provided by law or as set forth below in this Section 8, holders of Series A Preferred Stock shall vote together as a single class with the holders of Common Stock and any other class of Parity Stock with like voting rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting to the extent permitted by the Charter and by-laws of the Corporation), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (i) the aggregate Liquidation Preference of the shares of Series A Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter by (ii) the Book Value Per Share.

(ii)

OPTrust Voting Limit. Notwithstanding the foregoing, for so long as any outstanding shares of Series A Preferred Stock are held by one or more of OPTrust and its Affiliates, the number of votes that each holder of Series A Preferred Stock shall be entitled to cast as determined pursuant to Section 8(a)(i) above shall be reduced pro rata (as nearly as may be practicable without resulting in fractional votes), to the extent necessary, so as to cause the OPTrust Voting Power not to exceed 29.9% of the aggregate number of votes that may be cast by all holders of Capital Stock entitled to vote for the election of the members of the Board of Directors. The “OPTrust Voting Power” as of any date of determination shall mean the aggregate number of votes attributable to all shares of Capital Stock and other securities that are held directly or indirectly by OPTrust or any of its Affiliates at such time and that are entitled to vote for the election of the members of the Board of Directors, including, without limitation, a pro rata portion of any such shares of Capital Stock and other securities that are beneficially owned by any other Person in which OPTrust or any of its Affiliates has any direct or indirect beneficial ownership interest, either in whole or in part (in which case, with respect to each such other Person, the number of votes attributable to OPTrust and its Affiliates shall be calculated by multiplying the number of votes attributable to such shares of Capital Stock and other securities that are beneficially owned by such other Person multiplied by the aggregate direct or indirect percentage ownership interest of OPTrust and its Affiliates in such other Person). For avoidance of doubt, for purposes of the determination of the OPTrust Voting Power, there shall be excluded from such determination any direct or indirect interest of any of OPTrust and its Affiliates in (i) shares of Common Stock issuable (but not then issued) upon redemption of any limited partnership interests in the Operating Partnership and (ii) shares of Common Stock issuable (but not then issued) upon exercise of any warrants issued pursuant to the Securities Purchase Agreement and attached to the shares of Series A Preferred Stock.

(b) Voting as Separate Class. On any matter in which the Series A Preferred Stock may vote as a separate class (as expressly provided herein or as otherwise required by applicable law), each outstanding share of Series A Preferred Stock shall be entitled to one vote.

(c) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not:

(i)	authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or Parity Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock; provided, however, that the Corporation shall be entitled to issue pursuant to the Securities Purchase Agreement and the February Securities Purchase Agreement, up to an aggregate total of 5,000,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock; and provided, further, however, that, in connection with the Andros Transaction, the Corporation shall be entitled to authorize, create and issue to one or more of ELRH and its Affiliates up to such number of shares of Series C Preferred Stock (but, in any event, not in excess of 600,000 shares having a liquidation preference per share of $10.00, for an aggregate liquidation preference thereof not in excess of $6,000,000) as the Board of Directors shall determine to be necessary for consummation of the Andros Transaction, it being acknowledged that such issuance of shares of Series C Preferred Stock is subject to the rights of the ROFO Holders (as defined in the Securities Purchase Agreement) under the pre-emptive right provisions of Section 9.9 of the Securities Purchase Agreement and therefore that such shares may be issued to one or more of such ROFO Holders and their respective Affiliates pursuant thereto;

(ii)	amend, alter or repeal any provisions of the terms of the Series A Preferred Stock as set forth in this Exhibit A (the “Series A Preferred Terms”), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, including without limitation authorizing or issuing more than 5,000,000 shares of Series A Preferred Stock in the aggregate;

(iii)	amend, alter or repeal the provisions of the Charter or the by-laws of the Corporation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (disregarding, solely for purposes of this clause, any limitation on the voting power of the Series A Preferred Stock set forth in Section 8(a)(ii));

(iv)	amend, alter or repeal any provisions of the terms of the Series B Preferred Stock, the Series C Preferred Stock or any other class or series of Parity Stock as set forth in the Charter with respect thereto (including providing any rights or privileges to the Series B Preferred Stock, the Series C Preferred Stock or any Parity Stock that are not also afforded to the Series A Preferred Stock), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, unless such change (or the equivalent thereof as applied to the Series A Preferred Stock): (x) is also made, on a concurrent basis, to the Series A Preferred Terms in accordance with the applicable provisions of this Exhibit A, or (y) if made to the Series A Preferred Terms, would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided that prior to effecting any such change in reliance on this Section 8(c)(iv)(y), the Corporation (A) no later than 10 Business Days before effecting any such change, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the holders of all Series A Preferred Stock, and (B) if requested by the holders of all Series A Preferred Stock after receipt of such notice, the Corporation has effected a similar change to the Series A Preferred Terms, on a concurrent basis;

(v)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness), whether with respect to any Property or otherwise (excluding for purposes of this Section 8(c)(v) any Indebtedness with respect to any Future Property and any Permitted Additional Unsecured Debt), except in accordance with each of the following conditions:

(A)	the aggregate Indebtedness of the Corporation and all Component Entities (excluding any Indebtedness with respect to any Future Property and any Permitted Additional Unsecured Debt) at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the applicable schedule attached to the Securities Purchase Agreement; and

(B)	the aggregate Indebtedness of the Corporation and all Component Entities with respect to any one Existing Property or any one Planned Contributed Property at no time shall exceed the greater of (x) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (y) 70% of the value of such Property, in each case, as set forth in the applicable schedule attached to the Securities Purchase Agreement;

(vi)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including without limitation any such Future Property acquired pursuant to a Qualified Contribution Transaction), except to the extent such Indebtedness does not exceed 60% (or such greater percentage, up to 70%, as the Board of Directors may approve) of the purchase price (including closing costs and expenses) of such Future Property;

(vii)	repay or prepay any principal on any Permitted Additional Unsecured Debt, or permit any Component Entity to do the same;

(viii)	declare or pay distributions on Junior Stock or Parity Stock in violation of Section 4(c) hereof;

(ix)	redeem or purchase any outstanding Junior Stock (except by conversion into or exchange for other shares of any class or series of Junior Stock which rank junior to the Series A Preferred Stock and Parity Stock as to dividends, upon liquidation, dissolution or winding up of the affairs of the Corporation and as to redemption);

(x)	redeem, purchase or otherwise acquire any outstanding Parity Stock, except in accordance with Section 6 or Section 7 hereof; and

(xi)	take any action indirectly, whether through the Operating Partnership, any other Component Entity or otherwise, which, if taken directly by the Corporation, would be prohibited by this Section 8(c).

Section 9. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein, including without limitation the provisions of Section 8(c), may be waived on behalf of all holders of Series A Preferred Stock by the affirmative vote or consent in writing of the holder (or holders) of a majority of the issued and outstanding shares of Series A Preferred Stock (voting as a single class).

Section 10. Record Holders. The Corporation may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 11. No Sinking Fund. No sinking fund has been established for the retirement or redemption of Series A Preferred Stock.

Section 12. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those expressly set forth in the Charter, including the Series A Preferred Terms.

Section 13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter, including the Series A Preferred Terms, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 15. No Preemptive Rights. Nothing in this Exhibit A shall entitle the holders of Series A Preferred Stock to any preemptive rights to subscribe for or acquire any unissued shares of stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of stock of the Corporation.

EXHIBIT B

SERIES B PREFERRED STOCK

Under a power contained in Article V of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) by duly adopted resolutions classified and designated 1,000,000 shares of authorized but unissued preferred stock, par value $0.01 per share (the “Preferred Stock”), as shares of 9.75% Series B Cumulative Non-Convertible Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth below:

9.75% Series B Cumulative Non-Convertible Preferred Stock

Section 1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

“Affiliate” shall mean, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise.

“Andros Transaction” shall mean the transactions contemplated by Section 1.5(b) of the Master Contribution Agreement (relating to the Andros Cash Payment Obligation (as defined therein)).

“Book Value Per Share” means $4.30.

“Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Equity, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

“Change of Control” shall mean the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the Original Issue Date by any Person or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act), other than pursuant to a Qualified Contribution Transaction, of more than 50% of the voting rights or equity interests in the Corporation; (ii) a replacement of more than 50% of the members of the Board of Directors that is not approved by those individuals who are members of the

Board of Directors on the Original Issue Date (or other directors previously approved by such individuals); (iii) a merger or consolidation of the Corporation or a sale of 50% or more of the assets of the Corporation in one or a series of related transactions, unless (a) following such transaction or series of transactions, the holders of the Corporation’s securities prior to the first such transaction continue to hold at least 50% of the voting rights and equity interests in the surviving entity or acquirer of such assets, as applicable, or (b) the merger or consolidation is pursuant to a Qualified Contribution Transaction; (iv) a recapitalization, reorganization or other transaction involving the Corporation (excluding any bona fide underwritten public offering of Capital Stock) that constitutes or could result in a transfer of more than 50% of the voting rights in the Corporation, other than pursuant to a Qualified Contribution Transaction; or (v) the execution by the Corporation or its controlling stockholders of an agreement providing for or that will result in any of the foregoing events.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Common Equity” shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Original Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Common Stock” shall mean the common stock, $0.01 par value per share, of the Corporation.

“Component Entity” means any Person controlled by the Corporation and in which the Corporation holds any direct or indirect Equity Interest.

“Corporation” shall have the meaning set forth in Article I of the Charter. For avoidance of doubt, references herein to the Corporation shall exclude any Component Entity except as expressly provided otherwise.

“DeBartolo” shall mean DK Landmark, LLC, a Florida limited liability company.

“DeBartolo Put Right” shall mean the Contribution Put Right (as defined in the Put and ROFR Agreement dated as of the Original Issue Date among DeBartolo, Elco NA and Joseph G. Lubeck).

“Dividend Deferral Period” shall mean the period commencing on the Original Issue Date and continuing through and including the date that is three months thereafter, subject to extension as provided below and subject to termination prior to the expiration of such initial or extended period at the option of the Corporation. The Corporation shall be entitled to extend the Dividend Deferral Period beyond such initial three-month period on one occasion only for an additional three-month period, upon notice given not earlier than ten (10) days prior to nor later than ten (10) days after the expiration of such initial period to the holder (or holders) of the shares of Series B Preferred Stock then outstanding, provided that, as of the expiration of such initial period, (i) the Corporation shall have complied at all times with its obligations under Section 5.4 (Lender Consents) of the Securities Purchase Agreement, (ii) the Adjusted Full Contribution Date (as defined in the Securities Purchase Agreement with respect to DeBartolo) shall not have occurred and (iii) the corresponding deferral period with respect to each other class or series of Parity Stock of which any shares are then outstanding is concurrently extended by the Corporation pursuant to the corresponding terms thereof.

“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the last day of the calendar month preceding the calendar month in which such Dividend Payment Date falls.

“Dividend Payment Date” shall mean the 15th day of each calendar month commencing with the first such date following the end of the calendar month that includes the last day of the Dividend Deferral Period.

“Dividend Period” shall mean each calendar month (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on and include August 31, 2012, and other than the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 6 or Section 7, which shall end on and include the date on which the shares of Series B Preferred Stock are redeemed).

“Domestically Controlled REIT” shall mean a REIT that is a “domestically controlled qualified investment entity” meeting the ownership requirements of Code section 897(h)(4)(B).

“Elco NA” shall mean Elco North America, Inc., a Delaware corporation.

“ELRH” shall mean Elco Landmark Residential Holdings LLC, a Delaware limited liability company.

“Equity Interest” means (i) in the case of a corporation, shares of stock, (ii) in the case of a general or limited partnership, partnership interests, (iii) in the case of a limited liability company, limited liability company interests, (iv) in the case of a trust, beneficial interests therein and (v) in the case of any other Person that is not an individual, the comparable interests therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Property” shall mean any Property owned by the Corporation or any Component Entity as of the Original Issue Date.

“Extension Dividend” shall have the meaning set forth in Section 6(b).

“February Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of February 27, 2013, by and between the Corporation and OPTrust.

“Future Property” shall mean any Property (other than a Planned Contributed Property) acquired by, or contributed to, the Corporation or any Component Entity after the Original Issue Date.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take or pay contract, or to maintain the capital, working capital, solvency, or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person or referred to in a note thereto.

“Indebtedness” means, for any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person that, in accordance with GAAP, should be classified upon the balance sheet of such Person as indebtedness, but in any event including: (i) all obligations for borrowed money, (ii) all obligations arising from installment purchases of property or representing the deferred purchase price of property or services in respect of which such Peron is liable, contingently or otherwise, as obligor or otherwise (other than trade payables, and other current liabilities payable in less than one year, in each case incurred in the ordinary course of business on terms customary in the trade), (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or rent from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations for which such Person is obligated pursuant to a Guaranty, (vi) obligations under leases required to be capitalized in accordance with GAAP, (vii) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar, or other interest rate hedging agreement or arrangement or other derivative agreements or arrangements, and (viii) all obligations of such Person upon which interest charges are customarily paid or accrued.

“Initiating Holder” shall have the meaning set forth in Section 6(c).

“IPO” shall mean the consummation of the initial closing (without regard for any closing of any associated “green shoe”) of the first underwritten public offering of shares of Common Stock registered under the United States Securities Act of 1933, as amended, that occurs after the Original Issue Date and, in conjunction with which, such shares of Common Stock are listed for trading on the NYSE.

“Junior Stock” shall mean, as the case may be, (i) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any dividends in any period unless all dividends required to have been paid or declared and set apart for payment on the Series B Preferred Stock (and any Parity Stock) shall have been so paid or declared and set apart for payment, (ii) the Common Equity and any other class or series of stock of the Corporation which is not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series B Preferred Stock (and any Parity Stock) shall have received the entire amount to which such Series B Preferred Stock (and any Parity Stock) is entitled upon such liquidation, dissolution or winding up or (iii) the Common Equity and any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Key Person” means each of (i) Joseph G. Lubeck and Stanley J. Olander, and (ii) any person appointed by the Corporation to replace either of them (or appointed to replace any person described in this clause (ii)) following a Key Person Event.

“Key Person Event” shall have the meaning set forth in Section 6(c).

“Key Person Replacement Period” shall have the meaning set forth in Section 6(c).

“Lien” means any security interest, lien, pledge, charge, encumbrance, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment or obligation, relating in any way to credit or the borrowing of money.

“Liquidation Preference” shall mean $10.00 per share of Series B Preferred Stock.

“Mandatory Redemption Date” shall have the meaning set forth in Section 6(b).

“Master Contribution Agreement” shall mean the Master Contribution and Recapitalization Agreement, dated as of the Original Issue Date, by and among the Corporation, the Operating Partnership, ELRH and the other parties thereto, without giving effect to any amendment, modification or waiver thereof.

“Master Contribution Transactions” means the transactions contemplated by the Master Contribution Agreement and the Securities Purchase Agreement.

“NYSE” shall mean the New York Stock Exchange.

“Operating Partnership” shall mean Apartment Trust of America Holdings, L.P.

“Optional Redemption Date” shall have the meaning set forth in Section 6(e).

“Optional Redemption Event” shall have the meaning set forth in Section 6(c).

“Optional Redemption Event Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(e).

“Optional Redemption Period” shall have the meaning set forth in Section 6(e).

“Optional Redemption Right” shall have the meaning set forth in Section 6(c).

“OPTrust” shall mean 2335887 Limited Partnership, an Ontario limited partnership.

“Original Issue Date” shall mean the date on which shares of Series B Preferred Stock are first issued by the Corporation.

“Parity Optional Redemption Exercise” shall have the meaning set forth in Section 6(e).

“Parity Optional Redemption Right” shall have the meaning set forth in Section 6(e).

“Parity Special Redemption Exercise” shall have the meaning set forth in Section 7(g).

“Parity Special Redemption Notice” shall have the meaning set forth in Section 7(g).

“Parity Special Redemption Right” shall have the meaning set forth in Section 7(g).

“Parity Stock” shall mean, as the case may be, (i) any class or series of stock of the Corporation which is entitled to receive payment of dividends on a parity with the Series B Preferred Stock, (ii) any class or series of stock of the Corporation which is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series B Preferred Stock or (iii) any class or series of stock of the Corporation which is entitled to receive payment upon redemption thereof on a parity with the Series B Preferred Stock. The term “Parity Stock” shall include the Series A Preferred Stock and the Series C Preferred Stock.

“Permitted Additional Unsecured Debt” shall mean any unsecured Indebtedness of the Corporation or any Component Entity, in aggregate amount not to exceed $500,000, first incurred after the Original Issue Date in connection with the Master Contribution Transactions (including, without limitation, any Indebtedness to refinance then existing Indebtedness) that provides for no mandatory payments of principal to be made prior to the redemption of all outstanding shares of Series B Preferred Stock.

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity.

“Planned Contributed Property” shall mean any Property acquired by, or contributed to, the Corporation or any Component Entity after the Original Issue Date in connection with the Master Contribution Transactions, which Property is identified as of the Original Issue Date on the applicable schedule attached to the Securities Purchase Agreement.

“Preferred Distribution Rate” shall mean 9.75% per annum; provided, however, that in the event that the Corporation shall fail to redeem any shares of Series B Preferred Stock on the Mandatory Redemption Date, then from and after such date the “Preferred Distribution Rate” shall be 12.75% per annum.

“Property” shall mean, at any time, any multi-family residential property acquired, owned or leased by the Corporation or any Component Entity at such time, and all of such properties are collectively referred to herein as the “Properties”.

“Qualified Contribution Transaction” means any one or more of the following:

(i) the Master Contribution Transactions; or

(ii) any other contribution, sale, lease or other transfer by any one or more of ELRH and its Affiliates to the Corporation or any Component Entity, directly or indirectly, in a single transaction or in a series of related transactions, whether by property disposition, equity interest disposition, merger, consolidation or otherwise, of one or more of the following: (x) Future Property, or (y) cash, provided that, in the case of this clause (y), the aggregate consideration paid or issued by the Corporation and the Component Entities in respect of such cash does not exceed 15% of the total consideration paid or issued in respect of all cash and Future Property contributed, sold, leased or otherwise transferred pursuant to such Qualified Contribution Transaction; provided, however, that, notwithstanding the foregoing, no transaction shall constitute a Qualified Contribution Transaction under this clause (ii): (A) prior to the Adjusted Full Contribution Date (as defined in the Securities Purchase Agreement with respect to DeBartolo); (B) if such transaction is not approved by a majority of the disinterested members of the Board of Directors prior to the consummation of such transaction; (C) if consummation of any such transaction or series of related transactions would contravene any of the provisions of Section 8(c); or (D) if such transaction causes the Corporation (or the surviving entity in the case of a merger or consolidation to which the Corporation is a constituent party and is not the surviving entity) to cease to be a REIT with a class of equity securities registered under Section 12 of the Exchange Act.

“Redemption Date” shall mean a Mandatory Redemption Date, Optional Redemption Date or Special Redemption Date, as applicable.

“Redemption Price” shall have the meaning set forth in Section 5(a).

“Regulations” means the Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations).

“REIT” means any real estate investment trust complying with the requirements of Sections 856 through 860 of the Code and the Regulations related thereto.

“Secured Property Debt” shall mean Indebtedness secured by a Lien on any Property.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of the Original Issue Date, by and among the Corporation, OPTrust, DeBartolo and ELRH, as the same may be amended and in effect from time to time.

“Senior Stock” shall mean, as the case may be, (i) any class or series of stock of the Corporation ranking senior to the Series B Preferred Stock (and any Parity Stock) in respect of the right to receive dividends, (ii) any class or series of stock of the Corporation ranking senior to the Series B Preferred Stock (and any Parity Stock) in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation or (iii) any class or series of stock of the Corporation ranking senior to the Series B Preferred Stock (and any Parity Stock) in respect of the right to redemption.

“Series A Preferred Stock” shall mean the 9.75% Series A Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

“Series B Preferred Stock” shall mean the 9.75% Series B Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation.

“Series B Preferred Terms” shall have the meaning set forth in Section 8(c)(ii).

“Series C Preferred Stock” shall mean, as, if and when resolved by the Board of Directors after the Original Issue Date in connection with the Andros Transaction, a series of then authorized but unissued Preferred Stock to be classified and designated as shares of 9.75% Series C Cumulative Non-Convertible Preferred Stock, $0.01 par value per share, of the Corporation, with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption substantially similar to, and in any event not more favorable to the holder or holders thereof, than those of the Series B Preferred Stock.

“Special Redemption Date” shall have the meaning set forth in Section 7(a).

“Special Redemption Notice” shall have the meaning set forth in Section 7(a).

“Special Redemption Proceeds” shall have the meaning set forth in Section 7(a).

“Special Redemption Right” shall have the meaning set forth in Section 7(a).

“Unredeemed Shares” shall mean any shares of Series B Preferred Stock which the Corporation is obligated to redeem on any particular Redemption Date and in respect of which the Corporation has failed to deliver the Redemption Price in full on such Redemption Date.

Section 2. Designation and Number. A series of Preferred Stock, designated the “9.75% Series B Cumulative Non-Convertible Preferred Stock” is hereby established. The number of authorized shares of Series B Preferred Stock shall be 1,000,000.

Section 3. Rank. The Series B Preferred Stock will, with respect to dividend rights, redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, rank: (i) senior to all classes or series of Junior Stock; and (ii) on parity with the Series A Preferred Stock, the Series C Preferred Stock and any other class or series of Parity Stock. The Series B Preferred Stock shall not rank junior to any Capital Stock, and there shall be no class or series of Senior Stock.

Section 4. Dividends.

(a) The record holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends calculated at the Preferred Distribution Rate on the Liquidation Preference. Dividends on each outstanding share of Series B Preferred Stock shall accrue and be cumulative from and including the issuance date of such share and shall be payable monthly in arrears on each Dividend Payment Date; provided, however, that if any Dividend Payment Date is not a Business Day, then any accrued dividend which would otherwise have been payable on such Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of any dividend payable on the Series B Preferred Stock for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Dividends accrued in respect of any Dividend Period that are not paid on the first Dividend Payment Date following the end of such Dividend Period shall be deemed to be in arrears, and such dividends in arrears shall accrue additional cumulative cash dividends at the Preferred Distribution Rate from such Dividend Payment Date until the date on which such dividends in arrears are authorized by the Board of Directors and are declared and paid in full by the Corporation. Dividends in respect of any past Dividend Period that are in arrears may be declared and paid at any time to holders of record on a subsequent Dividend Record Date.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock (including any additional cumulative dividends accrued on dividends in arrears) shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Subject to Section 6(h) and Section 8(c), and except as provided in Section 4(d) below, and except to the extent necessary for the Corporation to maintain its qualification as a REIT under the Code, (x) no dividends shall be declared or paid or set apart for payment and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of any class or series of Junior Stock or Parity Stock for any period (other than (i) a dividend paid in shares of any class or series of Junior Stock or (ii) during the Dividend Deferral Period, a dividend (other than an extraordinary dividend) on or with respect to the Common Equity), (y) no shares of any class or series of Junior Stock or Parity Stock shall be redeemed, purchased or otherwise acquired for any consideration by the Corporation, and (z) the Corporation shall not pay or make available any monies for a sinking fund for the redemption of shares of any class or series of Junior Stock (except by conversion into or exchange for other shares of any class or series of Junior Stock which rank junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the affairs of the

Corporation), in each case, unless full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods shall have been or contemporaneously are declared and (i) paid in cash or (ii) a sum sufficient for the payment thereof in cash is set apart for such payment.

(d) When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other class or series of Parity Stock, all dividends declared upon the Series B Preferred Stock and each such other class or series of Parity Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of Parity Stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of Parity Stock for prior Dividend Periods if such other class or series of Parity Stock does not have a cumulative dividend) bear to each other.

(e) Holders of shares of Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of stock, in excess of full cumulative dividends on the Series B Preferred Stock (including any cumulative dividends accrued on dividends in arrears) as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

Section 5. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, before any distribution or payment shall be made to holders of any Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, liquidating distributions in cash in an amount of the Liquidation Preference, plus an amount equal to all accrued and unpaid dividends (whether or not earned or declared) (including any additional cumulative dividends accrued on dividends in arrears) up to, but not including, the date of payment, plus an amount equal to one percent (1%) of the Liquidation Preference (collectively, the “Redemption Price”).

(b) In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Parity Stock, then the holders of the Series B Preferred Stock and each such other class or series of Parity Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the respective addresses of such holder as the same shall appear on the share transfer records of the Corporation.

(d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding-up of the affairs of the Corporation.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation), by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 6. Redemption.

(a) General. Shares of Series B Preferred Stock shall not be redeemable except as set forth in this Section 6 or in Section 7.

(b) Mandatory Redemption. All of the issued and outstanding shares of Series B Preferred Stock shall be redeemed by the Corporation for cash on the second anniversary of the Original Issue Date; provided, however, that, subject to the provisions of this Section 6(b), upon providing not less than 30 days’ prior written notice to the holders of the Series B Preferred Stock, the Corporation may extend the date on which all (but not less than all) of the then issued and outstanding shares of Series B Preferred Stock shall be redeemed by 18 months (but not less than 18 months); provided further, that: (i) as a condition to any such extension taking effect, on or before the date scheduled for redemption (without giving effect to such extension), the Corporation shall cause full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment; (ii) the Corporation shall only be entitled to exercise the foregoing right to extend the date of redemption of the Series B Preferred Stock by 18 months in accordance with this Section 6(b) twice in total (such that in no event shall the date of redemption be later than the fifth anniversary of the Original Issue Date); (iii) the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series B Preferred Stock unless the date of redemption of each other class or series of Parity Stock of which any shares are then outstanding is concurrently extended by the Corporation pursuant to the corresponding terms thereof; (iv) the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series B Preferred Stock if the DeBartolo Put Right shall have become exercisable at any time (whether or not actually exercised or expired); and (v) as a condition to any such extension taking effect, on or before the date scheduled for redemption (without giving effect to such extension) the Corporation shall pay to the holders of all the then issued and outstanding shares of Series B Preferred Stock an amount equal to one percent (1%) of the Liquidation Preference (the “Extension Dividend”) in cash or immediately available funds. In the event that any of the foregoing requirements set forth in this Section 6(b) are not satisfied, the Corporation shall not be entitled to exercise the foregoing right to extend the date of redemption of the Series B Preferred Stock, and the Corporation shall redeem all of the Series B Preferred Stock on the date on which the Series B Preferred Stock is otherwise required to be redeemed pursuant to this Section 6(b) (without giving effect to any further extension). The date on which the shares of Series B Preferred Stock are required to be redeemed by the Corporation pursuant to this Section 6(b) is referred to herein as the “Mandatory Redemption Date”. On the Mandatory Redemption Date the Corporation shall redeem all of the issued and outstanding Series B Preferred Stock for cash in an amount per share equal to the Redemption Price calculated as of the Mandatory Redemption Date, and such redemption payment shall be made to the holder on the Mandatory Redemption Date in cash or in immediately available funds. For avoidance of doubt, failure to redeem all of the outstanding Series B Preferred Stock on the Mandatory Redemption Date shall result in an increase of the Preferred Distribution Rate from 9.75% per annum to 12.75% per annum payable in respect of the Unredeemed Shares, and such increased distribution rate shall take effect with respect to the Unredeemed Shares effective from and after the Mandatory Redemption Date until such time as all of the outstanding Series B Preferred Stock have been redeemed and paid for in full pursuant to this Section 6(b). If on the Mandatory Redemption Date fewer than (i) all of the outstanding shares of Series B Preferred Stock and (ii) all shares of other classes or series of Parity Stock required to be redeemed on such date may legally be redeemed, the Corporation shall redeem on the Mandatory Redemption Date such number of shares of Series B Preferred Stock and such number of shares of other classes or series of Parity Stock that may legally be redeemed on such date to the fullest extent permitted by law pro rata (as nearly as may be practicable without creating fractional shares), calculated based on the aggregate Redemption Price payable on the Series B Preferred Stock and the corresponding redemption proceeds payable on such shares of other classes or series of Parity Stock required to be redeemed on such date pursuant to the terms thereof, and the remainder of the shares of Series B Preferred Stock shall be deemed to be “Unredeemed Shares” and shall be redeemed as soon as practicable thereafter. Such Unredeemed Shares shall continue to accrue preferred cumulative dividends in accordance with the terms hereof up to but excluding the date on which the Corporation pays in full to the holders of such Unredeemed Shares in cash or immediately available funds the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends due thereon as of such date.

(c) Optional Redemption. A holder (or holders) of a majority of the issued and outstanding shares of Series B Preferred Stock at such time (collectively, an “Initiating Holder”), at its option, shall have the right (the “Optional Redemption Right”), which right may be exercised by such Initiating Holder delivering to the Corporation an Optional

Redemption Notice on or before the date on which the Optional Redemption Period expires, to require the Corporation to redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock upon the occurrence of any of the following events after the Original Issue Date (each, an “Optional Redemption Event”):

(i)	a Change of Control;

(ii)	the redemption by the Corporation of any Junior Stock or Parity Stock except to the extent such redemption is permitted herein;

(iii)	any breach by the Corporation of Section 8(c) not timely waived by the holder (or holders) of a majority of the shares of Series B Preferred Stock in accordance with Section 6(e);

(iv)	in the event that (A) any Key Person becomes incapacitated, deceased or otherwise ceases to be employed by the Corporation for any reason (a “Key Person Event”), and (B) another individual approved by the holder (or holders) of a majority of the shares of Series B Preferred Stock issued and outstanding at that time, such approval not to be unreasonably withheld, conditioned or delayed, is not appointed by the Board of Directors to fill the vacant position resulting from such Key Person Event within a period of six (6) months after the occurrence of such event (the “Key Person Replacement Period”); provided, however, that if a Key Person Event occurs with respect to any one Key Person and, prior to the replacement of such individual in accordance with clause (B) above, a Key Person Event occurs with respect to the other remaining Key Person, then the Key Person Replacement Period with respect to both such individuals shall end no later than the four (4) month anniversary of the first date on which a Key Person Event occurred or existed with respect to both such individuals;

(v)	in the event that the Corporation or any Component Entity defaults on any Secured Property Debt and such default either (A) cannot be cured within 45 days after such default occurs (20 days if the default occurs on any Secured Property Debt relating to more than one Property), or (B) is not actually cured within 45 days after such default occurs (20 days if the default occurs on any Secured Property Debt relating to more than one Property); and

(vi)	subject to the additional conditions set forth in Section 6(e), in the event that at any time the Corporation fails to qualify as a Domestically Controlled REIT.

(d) Optional Redemption Event Notice. No later than ten (10) days following the occurrence of an Optional Redemption Event, the Corporation shall deliver to the holders of record of Series B Preferred Stock at their addresses as they appear on the

Corporation’s stock transfer records a notice of occurrence of the Optional Redemption Event (the “Optional Redemption Event Notice”). Such notice shall state: (i) the events constituting the Optional Redemption Event; (ii) the date on which the Optional Redemption Event occurred; (iii) that, as a result of the Optional Redemption Event, the Initiating Holder may exercise the Optional Redemption Right; and (iv) the procedure set forth below which the Initiating Holder must follow in order to validly exercise the Optional Redemption Right. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the rights of the Initiating Holder to demand the redemption of Series B Preferred Stock in accordance with this Section 6.

(e) Optional Redemption Procedure.

(i)	Exercise. The Optional Redemption Right may be exercised by the Initiating Holder no later than sixty (60) days after the delivery by the Corporation to such holder of an Optional Redemption Event Notice (subject to extension as provided in Section 6(e)(ii)(C), the “Optional Redemption Period”) by delivering to the Corporation a notice in writing (an “Optional Redemption Notice”) stating such holder’s election for the Corporation to redeem shares of Series B Preferred Stock, specifying the clause in Section 6(c) under which the redemption is being exercised. A breach by the Corporation of Section 8(c) will be deemed waived for purposes of Section 6(c)(iii) if the holder (or holders) of a majority of the shares of Series B Preferred Stock then outstanding explicitly waive in writing such breach prior to delivery of such Optional Redemption Notice. An Optional Redemption Notice may not be withdrawn without the written consent of the Corporation, which consent must be approved by a majority of the members of the Board of Directors (excluding for this purpose each director, if any, who is affiliated (as determined pursuant to the provisions of the Charter) with any holder of the Series B Preferred Stock). Notwithstanding the foregoing, an Optional Redemption Notice delivered in respect of an Optional Redemption Event described in Section 6(c)(vi) (relating to the Corporation failing at any time to qualify as a Domestically Controlled REIT) shall not be valid or effective unless and until there is or has been a Parity Optional Redemption Exercise in respect of such Optional Redemption Event on the part of the holder or holders of the Series A Preferred Stock.

(ii)	Coordination with Parity Stock.

(A)	Promptly, and in any event no later than five (5) days, following any delivery by the Initiating Holder to the Corporation of an Optional Redemption Notice, the Corporation shall deliver to the holders of record of each other class or series of Parity Stock of which any shares are then outstanding a notice of receipt of the Optional Redemption Notice, together with a copy of the Optional Redemption Notice.

(B)	Promptly, and in any event no later than five (5) days, following any exercise by the holder or holders of any other class or series of Parity Stock, pursuant to the terms thereof, of the optional redemption right set forth therein corresponding to the Optional Redemption Right set forth herein (such right a “Parity Optional Redemption Right” and such exercise a “Parity Optional Redemption Exercise”), the Corporation shall deliver to the holders of record of Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records a notice of such Parity Optional Redemption Exercise, together with a copy of the exercise notice received by the Corporation relating thereto.

(C)	In the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation, the Optional Redemption Period shall be extended, to the extent necessary, so as to provide for a period of at least ten (10) days following delivery by the Corporation of the notice described in Section 6(e)(ii)(B). For avoidance of doubt, the foregoing provision shall in no event reduce the duration of the Optional Redemption Period.

(iii)	Optional Redemption Date. If, following an Optional Redemption Event, an Initiating Holder exercises the Optional Redemption Right in accordance with this Section 6(e), the date of redemption of the Series B Preferred Stock (the “Optional Redemption Date”) shall be the date that is thirty (30) days after the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation; provided, however, that, in the event of any Parity Optional Redemption Exercise occurring prior to the delivery of the Optional Redemption Notice by the Initiating Holder to the Corporation, if the Initiating Holder shall have delivered the Optional Redemption Notice no later than ten (10) days following delivery by the Corporation of the notice described in Section 6(e)(ii)(B) in respect of the earliest such Parity Optional Redemption Exercise, then the Optional Redemption Date shall be accelerated (but not deferred) to be the same as the date of redemption of the Parity Stock to which such Parity Optional Redemption Exercise relates; provided further, that, subject to the foregoing proviso, the Corporation, by written notice to the Initiating Holder, may in its sole discretion elect to accelerate (but not to defer) the Optional Redemption Date to coincide with the redemption date relating to any Parity Optional Redemption Exercise.

(f) Redemption Payment. For each share of Series B Preferred Stock which is to be redeemed pursuant to this Section 6, the Corporation shall be obligated on the applicable Redemption Date therefor or, if such Redemption Date is not a Business Day, on the first Business Day thereafter, to pay to the holder thereof in full (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share of Series B Preferred Stock, to the extent the shares of Series B Preferred Stock are certificated) an amount in cash or immediately available funds equal to the Redemption Price calculated as of such Redemption Date; provided, however, that in the event of a redemption pursuant to Section 6(c) where the Optional Redemption Date occurs prior to the second anniversary of the Original Issue Date (or, if the Mandatory Redemption Date has been extended pursuant to Section 6(b) hereof, then where the Optional Redemption Date occurs prior to such extended date), then notwithstanding such earlier occurrence, the Redemption Price shall be calculated as of the second anniversary of the Original Issue Date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable), as if the Optional Redemption Date occurred on such second anniversary date (or, on such extended date pursuant to Section 6(b) hereof, as applicable). Upon payment in full of the Redemption Price in accordance with this Section 6(f), such shares of Series B Preferred Stock shall be deemed to be no longer issued and outstanding. Any shares of Series B Preferred Stock that are required to be redeemed pursuant to this Section 6 and in respect of which the Corporation fails to satisfy its obligation to pay the Redemption Price in full in accordance with this Section 6(f), shall remain issued and outstanding and be deemed to be Unredeemed Shares. Such Unredeemed Shares shall continue to accrue preferred cumulative dividends in accordance with the terms hereof up to and excluding the date on which the Corporation satisfies its obligation to pay in full the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends due thereon as of such date. For any shares of Series B Preferred Stock which are to be redeemed pursuant to this Section 6 the holder of which fails to timely deliver in writing to the Corporation valid wire transfer instructions and such other information, if any, as may be reasonably necessary for the Corporation to pay the redemption proceeds thereon to such holder, then in the event that (A) on the applicable Redemption Date for such shares the Corporation has set apart in trust all of the funds necessary for the redemption of such shares for the benefit of such holder and (B) irrevocable instructions have been given by the Corporation to the trustee of such trust to pay in full all of the redemption proceeds in respect of such shares, then the Corporation shall be deemed to have satisfied its obligations to pay the Redemption Price of such shares in accordance with this Section 6(f).

(g) Insufficient Redemption Proceeds. In the event that, in connection with any redemption obligation pursuant to this Section 6, on any Redemption Date the Corporation is unable to satisfy in full (i) its obligations with respect to all shares of Series B Preferred Stock required to be redeemed pursuant to this Section 6 on such Redemption Date, and (ii) the corresponding redemption obligations with respect to all shares of other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof, then, in each such case, on such Redemption Date the Corporation shall redeem only such number of shares of Series B Preferred Stock and such number of shares of other classes or series of Parity Stock that legally may be redeemed on such date, to the fullest extent permitted by law, pro rata (as nearly as practical without creating fractional shares), calculated based on all payments of the Redemption Price required to be made by the Corporation on the Series B Preferred Stock to be redeemed on such Redemption Date pursuant to this Section 6 and the corresponding redemption proceeds payable on all shares of other classes or series of Parity Stock required to be redeemed on such Redemption Date pursuant to the terms thereof. Thereafter, as soon as the Corporation is legally permitted to do so under applicable law, the Corporation shall redeem the Unredeemed Shares and the remaining unredeemed shares of such other classes or series of Parity Stock required to be redeemed, to the fullest extent permitted by law, pro rata (as nearly as practical without creating any fractional shares), calculated as set forth in the immediately preceding sentence, until the Corporation satisfies in full its redemption obligations with respect to all such Unredeemed Shares and such remaining shares of Parity Stock required to be redeemed.

(h) Restrictions Applicable after a Failure to Redeem. Without limitation to the rights of the holders of Series B Preferred Stock under Section 8(c), if and for so long as there are Unredeemed Shares outstanding, and during any period from the applicable Redemption Date of such Unredeemed Shares until the date on which the Corporation satisfies its obligations to pay in full the Redemption Price (re-calculated as of such date) plus all additional accrued preferred cumulative dividends thereon as of such date, the Corporation shall not take any of the following actions unless the corresponding restriction is waived by the holder (or holders) of a majority of the then outstanding Unredeemed Shares:

(i)	declare or pay distributions on Junior Stock (except to the extent necessary for the Corporation to maintain its qualification as a REIT under the Code) or on Parity Stock;

(ii)	redeem any outstanding Junior Stock;

(iii)	redeem any outstanding Parity Stock, except as set forth in the last sentence of Section 6(g);

(iv)	effect any Qualified Contribution Transaction; or

(v)	acquire any real property asset or assets except (A) in connection with a then existing buy-sell arrangement, so long as the buy-sell arrangement was triggered by a party other than the Corporation or (B) to satisfy then existing contractual obligations of the Corporation.

(i) All shares of the Series B Preferred Stock redeemed pursuant to this Section 6 or otherwise repurchased or acquired by the Corporation shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class, and, except as provided in the last sentence of Section 6(f), all rights of the holders of such shares hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(j) Subject to the restrictions set forth in Section 4(c) and Section 6(h), and subject to the Corporation’s compliance with the applicable provisions of this Section 6, the Corporation shall be permitted to redeem any outstanding Parity Stock pursuant to a Parity Optional Redemption Right.

Section 7. Special Redemption by the Corporation.

(a) The Corporation shall have the right (“Special Redemption Right”), at any time, upon written notice (the “Special Redemption Notice”) to the holders of record of shares of the Series B Preferred Stock (at their respective addresses as they appear on the share transfer records of the Corporation) not less than 30 days prior to a date (which date (i) may be contingent upon certain events as specified in Section 7(f) and (ii) shall be the same as the redemption date for each class or series of Parity Stock, if any, of which shares are then outstanding and are to be redeemed pursuant to any Parity Special Redemption Right) specified in such Special Redemption Notice (the “Special Redemption Date”), to redeem all (but not less than all) of the shares of the Series B Preferred Stock then outstanding for cash in an amount per share equal to the Redemption Price calculated as of the Special Redemption Date; provided, however, that in the event that the Special Redemption Date occurs prior to the second anniversary of the Original Issue Date (or, if the Mandatory Redemption Date has been extended pursuant to Section 6(b) hereof, then where the Special Redemption Date occurs prior to such extended date), then notwithstanding such earlier occurrence, the Redemption Price shall be calculated as of the second anniversary of the Original Issue Date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable), as if the Special Redemption Date occurred on such second anniversary date (or, as of such extended date pursuant to Section 6(b) hereof, as applicable) (“Special Redemption Proceeds”); provided further, that, as a condition to the redemption of the shares of Series A Preferred Stock pursuant to this Section 7, on or before the Special Redemption Date, the Corporation shall cause, with respect to each class or series of Parity Stock of which any shares are then outstanding and are not to be redeemed on such date, full cumulative dividends on all such shares for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment. The Special Redemption Proceeds shall be paid in full to the holders of Series B Preferred Stock in cash or in immediately available funds on the Special Redemption Date. No inadvertent failure to give the Special Redemption Notice or any defect thereto shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock.

(b) In addition to any information required by law, the Special Redemption Notice shall state: (i) that the shares of Series B Preferred Stock are being redeemed pursuant to the Special Redemption Right; (ii) the amount of the Special Redemption Proceeds, including the calculation thereof; (iii) the place or places where the certificates representing shares of Series B Preferred Stock to be redeemed, to the extent the shares of Series B Preferred Stock are certificated, are to be surrendered (if so required in the Special Redemption Notice) for payment of the Special Redemption Proceeds; and (iv) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate on the Special Redemption Date.

(c) Notwithstanding anything to the contrary contained herein, no shares of Series B Preferred Stock (and no shares of other classes or series of Parity Stock required to be redeemed on the Special Redemption Date pursuant to the terms thereof) shall be redeemed pursuant to the Special Redemption Right (and, in the case of shares of other classes or series of Parity Stock required to be redeemed on the Special Redemption Date, pursuant to the terms thereof) unless all of the Special Redemption Proceeds are paid in full with respect to all of the shares of Series B Preferred Stock to be redeemed on the Special Redemption Date (and the redemption proceeds due on all shares of such other classes or series of Parity Stock required to be redeemed on the Special Redemption Date pursuant to the terms thereof are paid in full), including full cumulative dividends payable on all such shares shall have been or contemporaneously are authorized, declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all past Dividend Periods and for the then current Dividend Period up to and excluding the Special Redemption Date.

(d) If the Corporation shall so require and the notice shall so state, on or after the Special Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender the certificates representing such holder’s shares of Series B Preferred Stock, to the extent such shares are certificated, to the Corporation at the place designated in the Special Redemption Notice and thereupon the Special Redemption Proceeds of such shares (including all accrued and unpaid dividends to, but not including, the Special Redemption Date) shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series B Preferred Stock as the owner thereof and each surrendered certificate shall be cancelled.

(e) For any shares of Series B Preferred Stock which are to be redeemed pursuant to this Section 7 the holder of which fails to timely deliver in writing to the Corporation valid wire transfer instructions and such other information, if any, as may be reasonably necessary for the Corporation to pay the redemption proceeds thereon to such holder, then in the event that (A) on the applicable Redemption Date for such shares the Corporation has set apart in trust all of the funds necessary for the redemption of such shares for the benefit of such holder and (B) irrevocable instructions have been given by the Corporation to the trustee of such trust to pay in full all of the redemption proceeds in respect of such shares, then the Corporation shall be deemed to have satisfied its obligations to pay the Redemption Price of such shares in accordance with this Section 7.

(f) The Corporation shall be obligated to exercise the Special Redemption Right to the extent necessary to cause the redemption on or prior to the IPO of all (but not less than all) of the shares of the Series B Preferred Stock then outstanding. In connection with any contemplated IPO, the Corporation shall have the right to make the effectiveness of its Special Redemption Notice contingent upon the consummation of the IPO, in which event the Special Redemption Date shall be the date that the IPO is consummated, if at all. Neither the foregoing obligation of the Corporation to exercise the Special Redemption Right nor any exercise of the Special Redemption Right shall alter or affect the Corporation’s right to abandon any contemplated IPO, and any such conditional exercise shall be null and void upon such abandonment. If the IPO shall not have been consummated within ninety (90) days after delivery of the conditional Special Redemption Notice relating thereto, such conditional Special Redemption Notice shall thereupon be null and void; provided, however, that nothing herein shall relieve the Corporation from its obligation to again exercise the Special Redemption Right pursuant to the first sentence of this Section 7(f).

(g) If, pursuant to the terms of any other class or series of Parity Stock, the Corporation exercises the special redemption right set forth therein corresponding to the Special Redemption Right set forth herein (such right a “Parity Special Redemption Right” and such exercise a “Parity Special Redemption Exercise”), and the Corporation shall not have exercised the Special Redemption Right herein, then substantially concurrently with such Parity Special Redemption Exercise, the Corporation shall deliver to the holders of record of Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records a notice of such Parity Special Redemption Exercise. Such notice (a “Parity Special Redemption Notice”) shall: (i) state the fact of such Parity Special Redemption Exercise; (ii) include a copy of the exercise notice relating to such Parity Special Redemption Exercise; (iii) include substantially the same information that would be required to be included in a Special Redemption Notice hereunder; (iv) state that, as a result of such Parity Special Redemption Exercise, the Initiating Holder may demand that the Corporation exercise the Special Redemption Right herein; and (v) state the procedure set forth below which the Initiating Holder must follow in order to validly make such demand. No failure to give any Parity Special Redemption Notice or any defect thereto or in the mailing thereof shall affect the rights of the Initiating Holder to demand the redemption of Series B Preferred Stock in accordance with this Section 7(g). The Corporation shall be obligated to exercise the Special Redemption Right if the Initiating Holder, not later than fifteen (15) days following delivery by the Corporation of a Parity Special Redemption Notice, delivers written notice to the Corporation demanding such exercise. Upon delivery of such demand notice by the Initiating Holder, (I) the Corporation shall be deemed for all purposes to have exercised the Special Redemption Right concurrently with such Parity Special Redemption Exercise, notwithstanding any failure of the Corporation to deliver the Special Redemption Notice, and (II) the Corporation shall be deemed to have satisfied its obligation to deliver the Special Redemption Notice by its delivery of the Parity Special Redemption Notice. If the Initiating Holder elects not to demand such exercise by the Corporation, then, as a condition to the redemption of the shares of any class or series of Parity Stock pursuant to any such Parity Special Redemption Exercise, on or before the redemption date therefor, the Corporation shall cause full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods to have been declared and shall cause (A) such dividends to have been paid in full in cash or (B) a sum sufficient for the payment thereof in full in cash to have been set apart for such payment.

(h) All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section 7 shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class, and, except as provided in Section 7(e), all rights of the holders of such shares hereunder shall be deemed to have automatically terminated and be without any further force and effect from and after the date of such redemption.

(i) Subject to the restrictions set forth in Section 4(c) and Section 6(h), and subject to the Corporation’s compliance with the applicable provisions of this Section 7, the Corporation shall be permitted to redeem any outstanding Parity Stock pursuant to a Parity Special Redemption Right.

Section 8. Voting Rights.

(a) Voting with Common Stock. Except as provided by law or as set forth below in this Section 8, holders of Series B Preferred Stock shall vote together as a single class with the holders of Common Stock and any other class of Parity Stock with like voting rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting to the extent permitted by the Charter and by-laws of the Corporation), each holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (i) the aggregate Liquidation Preference of the shares of Series B Preferred Stock held by such holder as of the record date for determining stockholders entitled to vote on such matter by (ii) the Book Value Per Share.

(b) Voting as Separate Class. On any matter in which the Series B Preferred Stock may vote as a separate class (as expressly provided herein or as otherwise required by applicable law), each outstanding share of Series B Preferred Stock shall be entitled to one vote.

(c) Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not:

(i)	authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or Parity Stock, or reclassify any authorized shares of Capital Stock into Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Stock or Parity Stock; provided, however, that the Corporation shall be entitled to issue pursuant to the Securities Purchase Agreement and the February Securities Purchase Agreement, up to an aggregate total of 5,000,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock; and provided, further, however, that, in connection with the Andros Transaction, the Corporation shall be entitled to authorize, create and issue to one or more of ELRH and its Affiliates up to such number of shares of Series C Preferred Stock (but, in any event, not in excess of 600,000 shares having a liquidation preference per share of $10.00, for an aggregate liquidation preference thereof not in excess of $6,000,000) as the Board of Directors shall determine to be necessary for consummation of the Andros Transaction, it being acknowledged that such issuance of shares of Series C Preferred Stock is subject to the rights of the ROFO Holders (as defined in the Securities Purchase Agreement) under the pre-emptive right provisions of Section 9.9 of the Securities Purchase Agreement and therefore that such shares may be issued to one or more of such ROFO Holders and their respective Affiliates pursuant thereto;

(ii)	amend, alter or repeal any provisions of the terms of the Series B Preferred Stock as set forth in this Exhibit B (the “Series B Preferred Terms”), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, including without limitation authorizing or issuing more than 1,000,000 shares of Series B Preferred Stock in the aggregate;

(iii)	amend, alter or repeal the provisions of the Charter or the by-laws of the Corporation, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock;

(iv)	amend, alter or repeal any provisions of the terms of the Series A Preferred Stock, the Series C Preferred Stock or any other class or series of Parity Stock as set forth in the Charter with respect thereto (including providing any rights or privileges to the Series A Preferred Stock, the Series C Preferred Stock or any Parity Stock that are not also afforded to the Series B Preferred Stock), whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise, unless such change (or the equivalent thereof as applied to the Series B Preferred Stock): (x) is also made, on a concurrent basis, to the Series B Preferred Terms in accordance with the applicable provisions of this Exhibit B, or (y) if made to the Series B Preferred Terms, would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided that prior to effecting any such change in reliance on this Section 8(c)(iv)(y), the Corporation (A) no later than 10 Business Days before effecting any such change, shall have provided a reasonable description of the particulars of the change together with a draft of the proposed amendment to the holders of all Series B Preferred Stock, and (B) if requested by the holders of all Series B Preferred Stock after receipt of such notice, the Corporation has effected a similar change to the Series B Preferred Terms, on a concurrent basis;

(v)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, any Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness), whether with respect to any Property or otherwise (excluding for purposes of this Section 8(c)(v) any Indebtedness with respect to any Future Property and any Permitted Additional Unsecured Debt), except in accordance with each of the following conditions:

(A)	the aggregate Indebtedness of the Corporation and all Component Entities (excluding any Indebtedness with respect to any Future Property and any Permitted Additional Unsecured Debt) at no time shall exceed the amount of such aggregate Indebtedness (measured in dollars) as of the Original Issue Date as set forth in the applicable schedule attached to the Securities Purchase Agreement; and

(B)	the aggregate Indebtedness of the Corporation and all Component Entities with respect to any one Existing Property or any one Planned Contributed Property at no time shall exceed the greater of (x) the amount of such aggregate Indebtedness (measured in dollars) with respect to such Property as of the Original Issue Date and (y) 70% of the value of such Property, in each case, as set forth in the applicable schedule attached to the Securities Purchase Agreement;

(vi)	incur or permit any Component Entity to incur, or enter into any agreement, contract, commitment or other obligation to incur, Indebtedness (including, without limitation, any Indebtedness to refinance then existing Indebtedness) with respect to any Future Property (including without limitation any such Future Property acquired pursuant to a Qualified Contribution Transaction), except to the extent such Indebtedness does not exceed 60% (or such greater percentage, up to 70%, as the Board of Directors may approve) of the purchase price (including closing costs and expenses) of such Future Property;

(vii)	repay or prepay any principal on any Permitted Additional Unsecured Debt, or permit any Component Entity to do the same;

(viii)	declare or pay distributions on Junior Stock or Parity Stock in violation of Section 4(c) hereof;

(ix)	redeem or purchase any outstanding Junior Stock (except by conversion into or exchange for other shares of any class or series of Junior Stock which rank junior to the Series B Preferred Stock and Parity Stock as to dividends, upon liquidation, dissolution or winding up of the affairs of the Corporation and as to redemption);

(x)	redeem, purchase or otherwise acquire any outstanding Parity Stock, except in accordance with Section 6 or Section 7 hereof; and

(xi)	take any action indirectly, whether through the Operating Partnership, any other Component Entity or otherwise, which, if taken directly by the Corporation, would be prohibited by this Section 8(c).

Section 9. Waiver. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein, including without limitation the provisions of Section 8(c), may be waived on behalf of all holders of Series B Preferred Stock by the affirmative vote or consent in writing of the holder (or holders) of a majority of the issued and outstanding shares of Series B Preferred Stock (voting as a single class).

Section 10. Record Holders. The Corporation may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

Section 11. No Sinking Fund. No sinking fund has been established for the retirement or redemption of Series B Preferred Stock.

Section 12. Exclusion of Other Rights. The Series B Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those expressly set forth in the Charter, including the Series B Preferred Terms.

Section 13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter, including the Series B Preferred Terms, are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 15. No Preemptive Rights. Nothing in this Exhibit B shall entitle the holders of Series B Preferred Stock to any preemptive rights to subscribe for or acquire any unissued shares of stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of stock of the Corporation.